Exhibit 4.1

EXECUTION COPY

BOISE PAPER HOLDINGS, L.L.C.

BOISE FINANCE COMPANY

AND EACH OF THE NOTE GUARANTORS PARTY HERETO

9% Senior Notes due 2017

INDENTURE

Dated as of October 26, 2009

Wells Fargo Bank, National Association,

as Trustee

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	10.02
(d)	7.06
314(a)	4.02; 4.09; 11.02
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	4.09
315(a)	7.01

TIA Section	Indenture Section
(b)	7.05; 11.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a)(last sentence)	11.06
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01

N.A. means Not Applicable.

Note:	This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

i

Rule 144A/Regulation S/IAI Appendix

Exhibit 1 to Appendix – Form of Initial Note

Exhibit A – Form of Exchange Note

Exhibit B – Form of Transferee Letter of Representation

INDENTURE dated as of October 26, 2009, among Boise Paper Holdings, L.L.C., a Delaware limited liability company (“Boise Paper Holdings”), Boise Finance Company, a Delaware corporation (“Boise Finance” and, together with Boise Paper Holdings, the “Issuers”), BZ Intermediate Holdings LLC, a Delaware limited liability company which owns all of the outstanding capital stock of Boise Paper Holdings (“BZ Holdings”), each other Note Guarantor from time to time party hereto and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes issued under this Indenture:

Article 1

Definitions and Incorporation by Reference

SECTION 1.01. Definitions.

“Additional Assets” means:

(1) any property, plant or equipment used or useful in a Related Business;

(2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by BZ Holdings or another Restricted Subsidiary;

(3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

(4) Improvements on real estate owned by BZ Holdings or a Restricted Subsidiary; or

(5) Capital expenditures made by BZ Holdings or a Restricted Subsidiary relating to an asset used or useful in a Related Business;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

“Additional Notes” means Notes issued under this Indenture after the Issue Date and in compliance with Sections 2.13 and 4.03, it being understood that any Notes issued in exchange for or replacement of any Initial Note issued on the Issue Date shall not be an Additional Note, including any such Notes issued pursuant to a Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by BZ Holdings or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than BZ Holdings or a Restricted Subsidiary);

(2) all or substantially all the assets of any division or line of business of BZ Holdings or any Restricted Subsidiary; or

(3) any other assets of BZ Holdings or any Restricted Subsidiary outside of the ordinary course of business of BZ Holdings or such Restricted Subsidiary,

other than,

(A) a disposition by a Restricted Subsidiary to BZ Holdings or by BZ Holdings or a Restricted Subsidiary to a Restricted Subsidiary;

(B) for purposes of Section 4.06 only, (i) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by Section 4.04 and (ii) a disposition of all or substantially all the assets of BZ Holdings or an Issuer in accordance with Section 5.01;

(C) a disposition of assets or Capital Stock, as the case may be, with a Fair Market Value of less than $5.0 million;

(D) a disposition of assets that are worn out, obsolete or damaged or no longer used or useful in the business of BZ Holdings or any Restricted Subsidiary, as the case may be, in the ordinary course of business;

(E) a disposition of cash or Temporary Cash Investments;

(F) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);

(G) the sale or lease of products, services or accounts receivable or the licensing of intellectual property, in each case in the ordinary course of business; and

(H) the sale of the Capital Stock of an Unrestricted Subsidiary.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of “Capital Lease Obligation”.

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

(2) the sum of all such payments.

“Board of Directors” means (i) with respect to a Person that is a corporation, the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board of Directors, (ii) with respect to a Person that is a limited liability company, the managing member or members or any controlling committee of members of such Person or (iii) with respect to any other Person, any equivalent governing body.

“Business Day” means each day which is not a Legal Holiday.

“BZ Guarantee” means the Guarantee by BZ Holdings of the Issuers’ obligations with respect to the Notes.

“Calculation Adjustments” means the adjustments described in the proviso to the first paragraph (including subparagraphs (1) through (7)), and the second paragraph of the definition of “Consolidated Coverage Ratio”.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.10, a

Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests and limited liability company units), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Change of Control” means the occurrence of any of the following events:

(1) the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating beneficial ownership for purposes of this clause, such person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Parent;

(2)(a) Parent ceases to be the “beneficial owner” (as that term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of 51% or more of the total voting power of the Voting Stock of BZ Holdings or (b) BZ Holdings ceases to be the “beneficial owner” (as that term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of 100% of the total voting power of the Voting Stock of either Issuer;

(3) individuals who on the Issue Date constituted the Board of Directors of Parent or BZ Holdings (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Parent or BZ Holdings, as the case may be, (i) was approved by a vote of a majority of the directors of Parent or BZ Holdings, as the case may be, then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved or (ii) in the case of the Board of Directors of BZ Holdings, was approved by Parent) cease for any reason to constitute a majority of the Board of Directors of Parent or BZ Holdings, as the case may be, then in office;

(4) the adoption of a plan relating to the liquidation or dissolution of BZ Holdings or either Issuer; or

(5) the merger or consolidation of Parent or BZ Holdings with or into another Person or the merger of another Person with or into Parent or BZ Holdings, or the sale of all or substantially all the assets of BZ Holdings or Boise

Paper Holdings (determined on a consolidated basis) to another Person, other than (A) a transaction in which the survivor or transferee is a Permitted Holder or a Person that is controlled by a Permitted Holder or (B) a transaction following which (i) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of Parent or BZ Holdings, as the case may be, immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (ii) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Agreement” means any forward contract, swap, option, hedge or other similar financial instrument or arrangement designed to protect against fluctuations in commodity prices.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the Measurement Period to (y) Consolidated Interest Expense for such Measurement Period; provided, however, that:

(1) if BZ Holdings or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

(2) if BZ Holdings or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such repayment, repurchase, defeasance or discharge had occurred on the first day of such period and as if BZ Holdings or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(3) if since the beginning of such period BZ Holdings or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of BZ Holdings or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to BZ Holdings and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent BZ Holdings and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(4) if since the beginning of such period BZ Holdings or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period;

(5) if since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into BZ Holdings or any Restricted Subsidiary since the beginning of such period shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by BZ Holdings or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period;

(6) if since the beginning of such period any Person was designated as an Unrestricted Subsidiary or redesignated as or otherwise became a Restricted Subsidiary, EBITDA and Consolidated Interest Expense shall be calculated as if such event had occurred on the first day of such period; and

(7) the EBITDA and Consolidated Interest Expense of discontinued operations recorded on or after the date such operations are classified as discontinued in accordance with GAAP shall be excluded.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a financial or accounting Officer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness is Incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation. If cost savings and other operating expense reductions and improvements have been realized with respect to an acquisition of assets being given pro forma effect or are reasonably expected to be realized, such savings, reductions and improvements may be included in the pro forma calculations to the extent permitted to be reflected in pro forma financial statements under Article 11 of Regulation S-X promulgated by the SEC.

“Consolidated Current Liabilities” as of the date of determination means the aggregate amount of liabilities of BZ Holdings and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating:

(1) all intercompany items between BZ Holdings and any Restricted Subsidiary; and

(2) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

“Consolidated Interest Expense” means, for any period, the total interest expense of BZ Holdings and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by BZ Holdings or its Restricted Subsidiaries, without duplication:

(1) interest expense attributable to Capital Lease Obligations;

(2) amortization of debt discount and debt issuance cost (other than any deferred financing costs related to the prepayment, acquisition or retirement of Indebtedness in the Transactions as disclosed in the Offering Memorandum);

(3) capitalized interest;

(4) non-cash interest expense;

(5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(6) net payments or receipts (if any) pursuant to Interest Rate Agreements;

(7) dividends accrued in respect of all Disqualified Stock of BZ Holdings or any Issuer and all Preferred Stock of any Restricted Subsidiary, in each case held by Persons other than BZ Holdings or a Restricted Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of BZ Holdings);

(8) interest incurred in connection with Investments in discontinued operations;

(9) interest accruing on any Indebtedness of any Person (other than BZ Holdings or any Restricted Subsidiary) to the extent such Indebtedness is Guaranteed by (or secured by the assets of) BZ Holdings or any Restricted Subsidiary; and

(10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than BZ Holdings or any Restricted Subsidiary) in connection with Indebtedness Incurred by such plan or trust.

“Consolidated Net Income” means, for any period, the net income of BZ Holdings and its consolidated Subsidiaries determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income (without duplication):

(1) any net income of any Person (other than BZ Holdings) if such Person is not a Restricted Subsidiary, except that:

(A) subject to the exclusion contained in clause (3) below, BZ Holdings’ equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to BZ Holdings or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary (other than an Issuer), to the limitations contained in clause (2) below); and

(B) BZ Holdings’ equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

(2) any net income of any Restricted Subsidiary (other than an Issuer) if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to BZ Holdings or the Issuers, except that:

(A) subject to the exclusion contained in clause (3) below, BZ Holdings’ equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income to the extent that the net income of such Restricted Subsidiary would be permitted at the date of determination to be dividended to BZ Holdings or an Issuer without any prior approval or waiver (that has not been obtained) pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules or governmental regulations applicable to that Restricted Subsidiary or its equity holders, (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary (other than an Issuer), to the limitation contained in this clause); and

(B) BZ Holdings’ equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

provided that, with respect to the net income of any Restricted Subsidiary that is a Subsidiary Guarantor, this clause (2) shall apply solely for purposes of Section 4.04(a);

(3) any gain or loss (together with any related provision for taxes thereon) realized upon the sale or other disposition of any assets of BZ Holdings, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss (together with any related provision for taxes thereon) realized upon the sale or other disposition of any Capital Stock of any Person;

(4) extraordinary gains or losses (together with any related provision for taxes thereon);

(5) the cumulative effect of a change in accounting principles;

(6) any unrealized gain or loss in respect of Hedging Obligations accounted for in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 815: Derivatives and Hedging;

(7) any non-cash gains or losses (together with any related provision for taxes thereon) attributable to the early extinguishment of Indebtedness;

(8) unusual or non-recurring non-cash gains or losses (other than (x) any such non-cash loss to the extent that it represents an accrual of or reserve for cash expenditures in any future period, and (y) any such non-cash gain to the extent representing a reversal (made without any payment in cash) of reserves previously excluded from clause (x));

(9) any non-cash goodwill or intangible asset impairment charges resulting from the application of Financial Accounting Standards Board

Accounting Standards Codification Topics 805: Business Combinations, 350: Intangibles—Goodwill and Other; and 360: Property, Plant and Equipment;

(10) any non-cash compensation charge or expense, including any such charge or expense arising from grants or repurchases of stock options or restricted stock or other equity-incentive programs for the benefit of officers, directors and employees of BZ Holdings, any Restricted Subsidiary or Parent;

(11) any expenses or reserves for liabilities to the extent that BZ Holdings or any of its Restricted Subsidiaries is entitled to indemnification therefor (other than from BZ Holdings or any of its Subsidiaries) under binding agreements and has made a claim for indemnity in accordance with such agreements; provided that any such expenses or liabilities that have been excluded from Consolidated Net Income in accordance with the foregoing shall reduce Consolidated Net Income in any later period in which (i) it is reasonably determined in good faith by an Officer that indemnity will not be received for such expenses or liabilities or (ii) 270 days from the date of the claim for indemnity have elapsed without collection of such indemnity;

(12) any expenses with respect to liability or casualty events or business interruption to the extent covered by insurance with third-party carriers and (i) actually reimbursed to BZ Holdings or any of its Restricted Subsidiaries or (ii) with respect to which an Officer has reasonably determined in good faith that there exists reasonable evidence that such amount will in fact be reimbursed to BZ Holdings or any of its Restricted Subsidiaries by the insurer; provided that, in the case of this clause (ii), any such expenses that have been excluded from Consolidated Net Income in accordance with the foregoing shall reduce Consolidated Net Income in any later period in which (x) the claim in respect thereof is denied by the applicable insurer in writing or (y) 270 days from the date of the claim for insurance have elapsed without collection of such insurance payments; and

(13) non-cash gains and losses resulting solely from fluctuations in currency values and the related tax effects and charges relating to Financial Accounting Standards Board Accounting Standards Codification Topics 815: Derivatives and Hedging, and 820: Fair Value Measurements and Disclosures,

in each case, for such period. Notwithstanding the foregoing, for the purposes of Section 4.04 only, (i) there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to BZ Holdings or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under Section 4.04(a)(3)(D) and (ii) Consolidated Net Income for any period shall include (without duplication) alternative fuel mixture tax credits pursuant to the Code, net of fees and expenses with respect thereto, to the extent (and solely to the extent) that cash payments from the U.S. government in respect thereof are received during such period by BZ Holdings or its Restricted Subsidiaries.

“Consolidated Net Tangible Assets” as of the date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of BZ Holdings and its consolidated Restricted Subsidiaries, determined in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

(1) minority interests in consolidated Subsidiaries held by Persons other than BZ Holdings or a Restricted Subsidiary;

(2) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors of BZ Holdings;

(3) any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied;

(4) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

(5) treasury stock;

(6) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

(7) Investments in and assets of Unrestricted Subsidiaries.

“Credit Agreements” means the First Lien Credit Agreement and the Second Lien Credit Agreement.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by BZ Holdings or any Restricted Subsidiary in connection with an Asset Disposition that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to 91 days after the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to 91 days after the Stated Maturity of the Notes shall not constitute Disqualified Stock if:

(1) the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under Sections 4.06 and 4.09; and

(2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price shall be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“EBITDA” for any period means the sum of Consolidated Net Income, plus the following, without duplication, to the extent deducted in calculating such Consolidated Net Income:

(1) all income tax expense of BZ Holdings and its consolidated Restricted Subsidiaries; plus

(2) Consolidated Interest Expense; plus

(3) depreciation, depletion and amortization expense of BZ Holdings and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid item that was paid in cash in a prior period); plus

(4)(A) all other non-cash charges of BZ Holdings and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), less (B) all non-cash items of income of BZ Holdings and its consolidated Restricted Subsidiaries (other than accruals of revenue in the ordinary course of business and other than reversals (to the extent made without any payment in cash) of reserves previously excluded from clause (A)), in each case for such period. Notwithstanding the foregoing, (A) the provision for taxes based on the income or profits of, and the depreciation, depletion and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income, and (B) EBITDA shall exclude all amounts attributable to alternative fuel mixture tax credits pursuant to the Code, regardless of whether cash payments from the U.S. government in respect thereof have been received.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined in good faith by (i) if such Fair Market Value is less than $10.0 million, an Officer or (ii) if such Fair Market Value is in excess of $10.0 million, the Board of Directors of BZ Holdings (whose determination will be conclusive and evidenced by a resolution of such Board of Directors); provided, however, that for purposes of Section 4.04(a)(3)(B), if the Fair Market Value of the property or assets in question is so determined to be in excess of $25.0 million, such determination must be confirmed by an Independent Qualified Party.

“First Lien Credit Agreement” means the Credit and Guaranty Agreement, dated as of February 22, 2008, among Boise Paper Holdings, BZ Holdings, certain Subsidiaries of Boise Paper Holdings, the lenders party thereto, Goldman Sachs Credit Partners L.P., as administrative agent and collateral agent, Toronto Dominion (Texas) LLC, as syndication agent, and Bank of America, N.A. and CoBank, ACB, as co-documentation agents, together with the documents related thereto (including the term loans and revolving loans thereunder, any Guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified, whether through a credit agreement, indenture, note, note purchase agreement or otherwise (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions), from time to time, and any agreement (and related document) governing Indebtedness Incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such First Lien Credit Agreement or a successor First Lien Credit Agreement, whether by the same or any other lender or group of lenders.

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

(1) the Financial Accounting Standards Board Accounting Standards Codification; and

(2) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantee Agreement” means a supplemental indenture, in a form reasonably satisfactory to the Trustee, pursuant to which a Note Guarantor Guarantees the Issuers’ obligations with respect to the Notes and this Indenture on the terms provided for in this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. The following will not be deemed to be the Incurrence of Indebtedness:

(1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

(3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions (without duplication) entered into by such Person;

(3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(4) all obligations of such Person for the reimbursement of any obligor for principal on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(5) the principal amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Capital Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);

(6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured; and

(8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations to pay as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time shall be the accreted value thereof at such time.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Issuers.

“Initial Purchasers” means J.P. Morgan Securities Inc., Banc of America Securities LLC, Barclays Capital Inc., Rabo Securities USA, Inc., Scotia Capital (USA) Inc. and TD Securities (USA) LLC.

“Interest Payment Date” means May 1 and November 1 of each year to the Stated Maturity of the Notes.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

“Investment” in any Person means any direct or indirect advance, loan (other than advances, trade credits or endorsements for collection or deposit to trade creditors in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. If BZ Holdings or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by BZ Holdings or any Restricted Subsidiary in such Person remaining after giving effect thereto shall be deemed to be a new Investment at such time. The acquisition by BZ Holdings or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by BZ Holdings or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary”, the definition of “Restricted Payment” and Section 4.04:

(1) “Investment” shall include the portion (proportionate to BZ Holdings’ equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of BZ Holdings at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, BZ Holdings shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) BZ Holdings’ “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to BZ Holdings’ equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

“Issue Date” means October 26, 2009.

“Issuers” means each of the parties named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Make-Whole Amount” means, in connection with any optional redemption of any Note, the greater of (1) 1.0% of the principal amount of such Note and (2) the excess, if any, of (A) the aggregate present value as of the date of such redemption of the redemption price of such Note on November 1, 2013, and the amount of interest (exclusive of interest accrued to the redemption date) that would have been payable in respect of such Note through November 1, 2013, if such redemption had not been made, determined by discounting, on a semiannual basis (assuming a 360-day year comprised of twelve 30-day months), such redemption price and interest at the Treasury Rate (determined on the Business Day preceding the date of such redemption) plus 0.5%, from the respective dates on which such redemption price and interest would have been payable if such redemption had not been made, over (B) the principal amount of the Note being redeemed.

“Measurement Period” means, with respect to any date of determination, the period of the most recent four consecutive fiscal quarters ended prior to such date of determination for which internal financial statements are available.

“Members” means the holders of the Capital Stock of BZ Holdings.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration or any Designated Non-cash Consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

(1) all legal, accounting and investment banking fees, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes paid or required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset

Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;

(4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by BZ Holdings or any Restricted Subsidiary after such Asset Disposition; and

(5) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of such escrow, Net Available Cash shall be increased by any portion of funds in the escrow that are released to BZ Holdings or any Restricted Subsidiary.

“Net Cash Proceeds”, with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Fair Market Value”, with respect to any non-cash property received by BZ Holdings in respect of the issuance or sale of its Capital Stock, means the Fair Market Value of such property, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Note Guarantee” means the BZ Guarantee and any Subsidiary Guarantee, as the context may require.

“Note Guarantor” means BZ Holdings and each Subsidiary Guarantor.

“Notes” means the 9% Senior Notes due 2017 issued pursuant to this Indenture, including the Initial Notes and any Exchange Notes, treated as a single class.

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.

“Offering Memorandum” means the final offering memorandum dated as of October 21, 2009 and used in connection with the offering of the Notes.

“Officer” means the Chairman of the Board of Directors, the President, any Vice President, the Treasurer or the Secretary of Boise Paper Holdings.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to Boise Paper Holdings or the Trustee.

“Parent” means Boise Inc., a Delaware corporation.

“Permitted Holders” means Madison Dearborn Partners, LLC and any investment fund controlled by Madison Dearborn Partners, LLC and, for so long as Parent is controlled by another Permitted Holder, Parent.

“Permitted Investment” means:

(1) any Investment in BZ Holdings, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

(2) any Investment in another Person if, as a result of such Investment, such other Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all its assets to, BZ Holdings or a Restricted Subsidiary;

(3) cash and Temporary Cash Investments;

(4) receivables owing to BZ Holdings or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as BZ Holdings or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6) loans or advances to employees made in the ordinary course of business consistent with past practices of BZ Holdings or a Restricted Subsidiary;

(7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to BZ Holdings or any Restricted Subsidiary or in satisfaction of judgments;

(8) any Investment in any Person to the extent such Investment represents the non-cash portion of the consideration received for (A) an Asset

Disposition as permitted pursuant to Section 4.06 or (B) a disposition of assets not constituting an Asset Disposition;

(9) any Investment in any Person where such Investment was acquired by BZ Holdings or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by BZ Holdings or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, (B) as a result of a foreclosure by BZ Holdings or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default or (C) in settlement, compromise or resolution of litigation, arbitration or other disputes;

(10) any Investment in any Person to the extent such Investment consists of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by BZ Holdings or any Restricted Subsidiary;

(11) Investments consisting of Hedging Obligations otherwise permitted under Section 4.03;

(12) Investments resulting from the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person;

(13) any Investment to the extent such Investment exists on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date); and

(14) any Investment to the extent such Investment, when taken together with all other Investments made pursuant to this clause (14) and outstanding on the date such Investment is made, do not exceed the greater of (A) $50.0 million and (B) 2.5% of Consolidated Net Tangible Assets.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by BZ Holdings or the Issuers in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by BZ Holdings or any Restricted Subsidiary to provide collateral to the depository institution;

(3) Liens for taxes, assessments or other governmental charges not yet due and payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(4) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(5) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Purchase Money Indebtedness Incurred pursuant to Section 4.03(b)(13); provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specific asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached;

(7) Liens securing Indebtedness in an aggregate principal amount, as of any date of determination, not to exceed the greater of (A) the aggregate principal amount of Indebtedness permitted under Section 4.03(b)(1) and (B) the maximum principal amount of Secured Indebtedness that, after giving effect to the Incurrence of such Secured Indebtedness, would not cause the Secured Leverage Ratio to exceed 2.5 to 1;

(8) Liens existing on the Issue Date (other than under the Credit Agreements);

(9) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person (other than Liens Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person becomes such a Subsidiary); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(10) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person (other than Liens Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person or any of its Subsidiaries acquired such property); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(11) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;

(12) Liens on the assets of a Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary Incurred pursuant to Section 4.03(b)(14);

(13) Liens securing Hedging Obligations permitted under this Indenture;

(14) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(15) Liens imposed pursuant to licenses, sublicenses, leases and subleases (including, but not limited to, landlords’ Liens) which do not materially interfere with the ordinary conduct of the business of BZ Holdings or any of its Restricted Subsidiaries;

(16) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by BZ Holdings and its Restricted Subsidiaries in the ordinary course of business;

(17) Liens in favor of an Issuer or any Note Guarantor or Liens on assets of a Restricted Subsidiary that is not a Subsidiary Guarantor (other than the Issuers) in favor solely of another Restricted Subsidiary that is not a Subsidiary Guarantor (other than the Issuers);

(18) judgment Liens not giving rise to an Event of Default, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(19) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with importation of goods;

(20) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by BZ Holdings or any of its Restricted Subsidiaries in the ordinary course of business;

(21) Liens securing Indebtedness in an amount which, together with the aggregate outstanding amount of all other Indebtedness secured by Liens Incurred pursuant to this clause (21), does not exceed $50.0 million;

(22) Liens incurred to secure cash management services in the ordinary course of business;

(23) customary restrictions on, or options, contracts or other agreements for, transfers of assets contained in agreements related to any sale of assets pending such sale; provided that such restrictions apply only to the assets to be sold and such sale is otherwise permitted by this Indenture;

(24) Liens securing obligations to the Trustee arising under this Indenture;

(25) Liens on trusts, cash or Temporary Cash Investments or other funds provided in connection with the defeasance (whether by covenant or legal defeasance), discharge or redemption of Indebtedness; provided that such defeasance, discharge or redemption is otherwise permitted by this Indenture;

(26) Liens securing all of the Notes (including any Additional Notes), the Subsidiary Guarantees thereof and other obligations to the Holders under this Indenture;

(27) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (8), (9) or (10); provided, however, that:

(A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof); and

(B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (8), (9) or (10) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancing; and

(28) solely with respect to any Lien incurred pursuant to clause (7) in respect of the excess, if any, of the amount described in clause (7)(B) over the amount described in clause (7)(A) (such excess in respect of which such Lien was incurred, the “Secured Leverage Ratio Excess”)), “Permitted Liens” shall include Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of Indebtedness secured by such Lien; provided, however, that the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the lesser of (i) the principal amount of the Indebtedness being Refinanced and (ii) the applicable Secured Leverage Ratio Excess at the time the original Lien was so incurred, and (y) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancing.

Notwithstanding the foregoing, “Permitted Liens” shall not include any Lien described in clause (6), (9) or (10) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to Section 4.06. For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Purchase Money Indebtedness” means Indebtedness (including Capital Lease Obligations and Attributable Debt) (1) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (2) Incurred to finance the acquisition by BZ Holdings or a Restricted Subsidiary of such asset (whether through the direct purchase of such asset or the purchase of the Capital Stock of any Person owning such asset), including additions and improvements, in each case in the ordinary course of business; provided, however, that such Indebtedness is Incurred within 270 days after such acquisition of such assets.

“Qualified Capital Stock” means Capital Stock of BZ Holdings other than Disqualified Stock.

“Qualified Equity Offering” means any public or private primary offering for cash of Qualified Capital Stock of BZ Holdings, or of Capital Stock of Parent the proceeds of which are contributed to the common equity capital of BZ Holdings (provided that any such contributed amounts used to redeem Notes shall be excluded for purposes of making Restricted Payments under Sections 4.04(a)(3)(B) and (b)(1), other than (i) any public offering registered on Form S-8, (ii) issuances upon the exercise of employee stock options by the holders thereof and (iii) issuances to BZ Holdings or any Subsidiary of BZ Holdings.

“Record Date” means, for the interest payable on any applicable Interest Payment Date, the April 15 or October 15 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, replace, repay, prepay, purchase, redeem, defease (whether by covenant or legal defeasance), discharge or otherwise retire or acquire for value, in whole or in part, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of BZ Holdings or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1) (a) if the Indebtedness being Refinanced has a Stated Maturity earlier than the Stated Maturity of the Notes, such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced or (b) if the Stated Maturity of the Indebtedness being Refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

(2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

(3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

(4) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes or a Note Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes or such Note Guarantee at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include Indebtedness of a Subsidiary of BZ Holdings that is not a Note Guarantor or Issuer that Refinances Indebtedness of a Note Guarantor or an Issuer.

“Related Business” means any business in which BZ Holdings or any of the Restricted Subsidiaries was engaged on the Issue Date and any business similar, related, supportive, ancillary or complementary to such business.

“Restricted Payment” with respect to any Person means:

(1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to BZ Holdings or a Restricted Subsidiary, (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation) and (D) dividends or distributions of shares of Capital Stock of Unrestricted Subsidiaries);

(2) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of BZ Holdings held by any Person (other than by a Restricted Subsidiary) or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of BZ Holdings (other than by a Restricted Subsidiary or BZ Holdings), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Qualified Capital Stock);

(3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Issuers or any Note Guarantor (other than (A) from BZ Holdings or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(4) the making of any Investment (other than a Permitted Investment) in any Person.

“Restricted Subsidiary” means Boise Paper Holdings, Boise Finance and any other Subsidiary of BZ Holdings that is not an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by BZ Holdings or a Restricted Subsidiary on the Issue Date or thereafter acquired by BZ Holdings or a Restricted Subsidiary whereby BZ Holdings or a Restricted Subsidiary transfers such property to a Person and BZ Holdings or a Restricted Subsidiary leases it from such Person.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Lien Credit Agreement” means the Second Lien Credit and Guaranty Agreement, dated as of February 22, 2008, among Boise Paper Holdings, BZ Holdings, certain Subsidiaries of Boise Paper Holdings, the lenders party thereto, Lehman Commercial Paper Inc., as administrative agent and collateral agent, Goldman Sachs Credit Partners L.P., as syndication agent, and Lehman Brothers Inc., as documentation agent, together with the documents related thereto (including the term loans thereunder, any Guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified, whether through a credit agreement, indenture, note, note purchase agreement or otherwise (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions), from time to time, and any agreement (and related document) governing Indebtedness Incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Second Lien Credit Agreement or a successor Second Lien Credit Agreement, whether by the same or any other lender or group of lenders.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Leverage Ratio” means, as of any date of determination, the ratio of (x) total Secured Indebtedness of BZ Holdings and its Restricted Subsidiaries, determined on a consolidated basis, as of such date of determination to (y) the aggregate amount of EBITDA for the Measurement Period; provided, however, that the calculation of the Secured Leverage Ratio shall give effect to the Calculation Adjustments, as applicable.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Senior Indebtedness” means with respect to any Person:

(1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

(2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Notes or the Note Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(1) any obligation of such Person to BZ Holdings or any Subsidiary of BZ Holdings;

(2) any liability for Federal, state, local or other taxes owed or owing by such Person;

(3) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(4) any Capital Stock;

(5) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(6) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of BZ Holdings within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Statistical Release” means the statistical release “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination, then such other reasonably comparable index which shall be designated by the Issuers.

“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or a Note Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1) such Person;

(2) such Person and one or more Subsidiaries of such Person; or

(3) one or more Subsidiaries of such Person; provided that such Person is required to consolidate such Subsidiary or Subsidiaries in accordance with GAAP.

“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Issuers’ obligations with respect to the Notes.

“Subsidiary Guarantor” means each Subsidiary of BZ Holdings that executes this Indenture as a guarantor on the Issue Date and each other Subsidiary of BZ Holdings that hereafter Guarantees the Notes pursuant to the terms of this Indenture.

“Tax Distributions” means cash distributions by BZ Holdings to its Members in respect of its Capital Stock for the purpose of providing the Members with funds to pay the tax liability attributable to their shares of the taxable income of BZ Holdings and its Restricted Subsidiaries and, to the extent of the amount actually received from any Unrestricted Subsidiaries, an amount required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries.

“Temporary Cash Investments” means any of the following:

(1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital and surplus aggregating in excess of $500.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3) repurchase obligations for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4) investments in commercial paper, maturing not more than 365 days after the date of acquisition, issued by a corporation (other than an Affiliate of Boise Paper Holdings) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to Standard & Poor’s;

(5) investments in securities with maturities of 365 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s or “A” by Moody’s; and

(6) investments in money market funds that invest at least 95% of their assets in securities of the types described in clauses (1) through (5) above.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended from time to time.

“Transactions” means (1) the amendments to the Credit Agreements as described in the section entitled “Description of other indebtedness—Existing indebtedness—Credit Facilities—Credit Agreement Amendments” in the Offering Memorandum, (2) the issuance of the Notes on the Issue Date, (3) the prepayment or repurchase of loans outstanding under the First Lien Credit Agreement, (4) the prepayment or repurchase of loans outstanding under the Second Lien Credit Agreement, (5) the prepayment of the subordinated promissory note of Parent and (6) the payment of related fees and expenses, in the case of each of clauses (2), (3), (4), (5) and (6), as described in the section entitled “Use of proceeds” in the Offering Memorandum.

“Treasury Rate” means, in connection with the calculation of any Make-Whole Amount with respect to any Note, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity, as compiled by and published in the most recent Statistical Release that has become publicly available at least two Business Days prior to the redemption date, equal to the period from the redemption date to November 1, 2013. If no maturity exactly corresponds to such period, yields for the published maturities occurring prior to and after such maturity most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Treasury Rate shall be interpolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month.

“Trust Officer” means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of BZ Holdings that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of BZ Holdings in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of BZ Holdings may designate any Subsidiary of BZ Holdings (excluding the Issuers, but including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, BZ Holdings or any other Subsidiary of BZ Holdings that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04.

The Board of Directors of BZ Holdings may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) either (i) Boise Paper Holdings could Incur $1.00 of additional Indebtedness under Section 4.03(a) or (ii) the Consolidated Coverage Ratio would be greater immediately following such designation than immediately prior to such designation and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of BZ Holdings shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of BZ Holdings giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal (or if such rate is not published in The Wall Street Journal at such time, as published by another nationally recognized financial publisher) on the date two Business Days prior to such determination.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option or depository receipts issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by BZ Holdings or one or more other Wholly Owned Subsidiaries.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.07(a)

“Appendix”	2.01

“Bankruptcy Law”	6.01

“Boise Finance”	Preamble

“Boise Paper Holdings”	Preamble

“BZ Holdings”	Preamble

“Change of Control Offer”	4.09(b)

“covenant defeasance option”	8.01(b)

“Custodian”	6.01

“Event of Default”	6.01

“Guaranteed Obligations”	10.01

“Initial Lien”	4.10

“Issuers”	Preamble

“legal defeasance option”	8.01(b)

“Offer”	4.06(b)

“Offer Amount”	4.06(c)(2)

“Offer Period”	4.06(c)(2)

“Paying Agent”	2.03

“Purchase Date”	4.06(c)(1)

“Registrar”	2.03

“Successor Company”	5.01(a)(1)

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Notes and the Note Guarantees;

“indenture security holder” means a Noteholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Issuers, each Note Guarantor and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) “will” shall be interpreted to express a command;

(7) provisions apply to successive events and transactions;

(8) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(9) unless the context otherwise requires, any reference to an “Article”, “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(10) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(11) secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

(12) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(13) the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

(14) all references to the date the Notes were originally issued shall refer to the Issue Date.

Article 2

The Notes

SECTION 2.01. Form and Dating; Terms. Provisions relating to the Initial Notes and the Exchange Notes are set forth in the Rule 144A/Regulation S/IAI Appendix attached hereto (the “Appendix”), which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix, which is hereby incorporated in, and expressly made a part of, this Indenture. The Exchange Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuers are subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers). Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The terms of the Notes set forth in the Appendix and Exhibit A are part of the terms of this Indenture. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

SECTION 2.02. Execution and Authentication. Two Officers shall sign the Notes for the Issuers by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

On the Issue Date, the Trustee shall authenticate and deliver $300 million of Notes and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount specified in a written order of the Issuers signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Issuers. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of an issuance of Additional Notes pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with Section 4.03.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03. Registrar and Paying Agent. The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Issuers shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee in writing of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuers or any Wholly Owned Subsidiary of an Issuer incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Issuers initially appoint the Trustee as Registrar and Paying Agent in connection with the Notes. The Issuers may change any Paying Agent or Registrar without prior notice to any Holder.

SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Note, the Issuers shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Issuers in making any such payment. If the Issuers or a Subsidiary of an Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

SECTION 2.06. Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

SECTION 2.07. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Note.

Every replacement Note is an additional Obligation of the Issuers.

SECTION 2.08. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding. A Note does not cease to be outstanding because an Issuer or an Affiliate of an Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced

Note is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Temporary Notes. Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes and deliver them in exchange for temporary Notes.

Holders and beneficial owners, as the case may be, of Temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial owners, respectively, of Notes under this Indenture.

SECTION 2.10. Cancellation. The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation in accordance with its customary procedures. The Issuers may not issue new Notes to replace Notes they have redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.11. Defaulted Interest. If the Issuers default in a payment of interest on the Notes, the Issuers shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuers may pay the defaulted interest to the persons who are Noteholders on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12. CUSIP Numbers, ISINs, etc. The Issuers in issuing the Notes may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall promptly advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Notes.

SECTION 2.13. Issuance of Additional Notes. After the Issue Date, the Issuers shall be entitled, subject to their compliance with Section 4.03, to issue Additional Notes under this Indenture, which Notes shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance and issue price.

With respect to any Additional Notes, the Issuers shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.03 that the Issuers are relying on to issue such Additional Notes;

(2) the issue price, the issue date and the CUSIP number of such Additional Notes; and

(3) whether such Additional Notes shall be Initial Notes or shall be issued in the form of Exchange Notes as set forth in Exhibit A.

SECTION 2.14. Single Class of Notes. All of the Notes issued under this Indenture (including any Additional Notes) shall be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase.

SECTION 2.15. Calculations of Percentage of Principal Amount of Notes. With respect to any matter requiring direction, waiver or consent of the Holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the Holders of which have concurred in such direction, waiver or consent by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with Section 2.08 and Section 11.06 of this Indenture. Any such calculation made pursuant to this Section 2.15 shall be made by the Issuers and delivered to the Trustee pursuant to an Officers’ Certificate.

Article 3

Redemption

SECTION 3.01. Notices to Trustee. If the Issuers elect to redeem Notes pursuant to paragraph 5 of the Notes, they shall notify the Trustee in writing of (i) the redemption date, (ii) the principal amount of Notes to be redeemed, (iii) the redemption price and (iv) the paragraph of the Notes pursuant to which the redemption will occur.

The Issuers shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Issuers to the effect that such redemption will comply with the conditions herein.

SECTION 3.02. Selection of Notes to Be Redeemed. If fewer than all the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (b) if the Notes are not so listed, pro rata to the extent practicable, or, if pro rata is not practicable for any reason, by lot or by such other methods the Trustee shall deem fair and appropriate. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $2,000. Notes and portions of them the Trustee selects shall be in principal amounts of $2,000 or a whole multiple of $1,000 in excess thereof; no Notes in principal amounts of less than $2,000 can be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuers promptly of the Notes or portions of Notes to be redeemed.

SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of the Notes, the Issuers shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder’s registered address.

The notice shall identify the Notes to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price;

(3) the name and address of the Paying Agent;

(4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed and that, after the redemption date upon surrender of such Notes, new Notes in principal amounts equal to the unredeemed portion of the original Notes representing the same indebtedness to the extent not redeemed will be issued in the names of the Holders of such Notes upon cancellation of the original Notes;

(6) that, unless the Issuers default in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed;

(8) the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Notes being redeemed; and

(9) that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Notes.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ names and at the Issuers’ expense. In such event, the Issuers shall provide the Trustee with the information required by this Section.

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Notes shall be canceled by the Trustee. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price. (a) Prior to 11:00 a.m. (New York City time) on the redemption date, the Issuers shall deposit with the Paying Agent (or, if an Issuer or a Subsidiary of an Issuer is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Issuers to the Trustee for cancellation. The Paying Agent shall promptly return to the Issuers any money deposited with the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed.

(b) If the Issuers comply with the provisions of the preceding paragraph (a), on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest accrued to the redemption date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate for the Holder (at the Issuers’ expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered representing the same indebtedness to the extent not redeemed; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

Article 4

Covenants

SECTION 4.01. Payment of Notes. The Issuers shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture.

The Issuers shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02. SEC Reports. Whether or not BZ Holdings is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, BZ Holdings will file with the SEC (subject to the next sentence), and within 10 days after such filing provide the Trustee with, such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. entity subject to such Sections, such reports to be so filed at the times specified for the filings of such reports under such Sections and containing all the information, audit reports and exhibits required for such reports. If, at any time, BZ Holdings is not subject to the periodic reporting requirements of the Exchange Act for any reason, BZ Holdings will nevertheless continue filing the reports specified in the preceding sentence with the SEC within the time periods required (unless the SEC will not accept such a filing), and promptly after such filings provide such reports to the Trustee. BZ Holdings agrees that it will not take any action for the purpose of causing the SEC not to accept such filings. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, BZ Holdings will post the reports specified above on its website within the time periods that would apply if BZ Holdings were required to file those reports with the SEC.

At any time that any of BZ Holdings’ Subsidiaries are Unrestricted Subsidiaries, the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, of the financial condition and results of operations of BZ Holdings and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of BZ Holdings.

Notwithstanding the foregoing, so long as (i) BZ Holdings is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and (ii) Parent “beneficial owns” (as that term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, 100% of the total voting power of the Voting Stock of BZ Holdings and no other material assets, and Parent conducts no other material operations, BZ Holdings shall not be required to file the reports and information described above with the SEC under Section 13(a) or 15(d) of the Exchange Act (or any successor provisions thereto) or provide such reports and information to the Trustee so long as (i) Parent files such reports and information with the SEC, (ii) Parent, the Issuers and each Note Guarantor comply with respect to such reports and other information with the requirements set forth in Rule 3-10 of Regulation S-X under the Exchange Act and (iii) the Issuers provide the Trustee and Holders with such reports and information filed by Parent as and when required as provided above.

In addition, the Issuers shall furnish to the Holders of the Notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as any Notes are not freely transferable under the Securities Act.

The Issuers also shall comply with the other provisions of TIA § 314(a).

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.03. Limitation on Indebtedness. (a) BZ Holdings shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Issuers and the Note Guarantors shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio exceeds 2.0 to 1.

(b) Notwithstanding the foregoing paragraph (a), BZ Holdings and the Restricted Subsidiaries will be entitled to Incur any or all of the following Indebtedness:

(1) Indebtedness Incurred by the Issuers and the Note Guarantors pursuant to any Credit Agreement; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed $870.0 million plus (in the case of any Refinancing) the aggregate amount of fees, underwriting discounts, premiums, prepayment penalties and other costs and expenses Incurred in connection with the Refinancing, less the sum of all permanent repayments of principal with respect to such Indebtedness pursuant to Section 4.06(a)(3)(A);

(2) Indebtedness owed to and held by BZ Holdings or any Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to BZ Holdings or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, (B) if an Issuer is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes, and (C) if a Note Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Note Guarantor with respect to its Note Guarantee;

(3) the Notes and the Exchange Notes (other than any Additional Notes);

(4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this Section 4.03(b));

(5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by BZ Holdings or any Restricted Subsidiary (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by BZ Holdings or any Restricted Subsidiary); provided that on the date of such acquisition and after giving pro forma effect thereto, Boise Paper Holdings would have been entitled to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a);

(6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to clause (3), (4) or (5) of this Section 4.03(b) or this clause (6); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

(7) Hedging Obligations that are Incurred for bona fide hedging purposes of BZ Holdings and its Restricted Subsidiaries; provided that such obligations are entered into in the ordinary course of business to hedge or mitigate risks to which BZ Holdings or any of its Restricted Subsidiaries is exposed in the conduct of their business or the management of their liabilities and not for speculative purposes (as determined by BZ Holdings’ or such Restricted Subsidiary’s principal financial officer in the exercise of his or her good faith business judgment);

(8) obligations in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, completion guarantees and performance, bid, surety, environmental, reclamation and appeal bonds provided by or on behalf of BZ Holdings or any Restricted Subsidiary in the ordinary course of its business;

(9) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(11) Indebtedness consisting of the Note Guarantee of a Note Guarantor (including any Note Guarantee with respect to the Exchange Notes) and any Guarantee by Boise Paper Holdings or any Note Guarantor of Indebtedness (other than any Indebtedness Incurred by a Restricted Subsidiary that is not a Note Guarantor pursuant to clause (5) or (14) of this Section 4.03(b)) of BZ Holdings or any Restricted Subsidiary so long as the Incurrence of such Indebtedness Incurred by BZ Holdings or such Restricted Subsidiary is permitted under the terms of this Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Senior Indebtedness of the borrower then any such Guarantee with respect to such Indebtedness shall be subordinated in right of payment to the Senior Indebtedness of the Person Guaranteeing such Indebtedness;

(12) Indebtedness arising from agreements of BZ Holdings or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn out or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that (a) such Indebtedness is not reflected on the balance sheet of BZ Holdings or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet shall not be deemed to be reflected on such balance sheet for purposes of this clause (a)) and

(b) in the case of a disposition, the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by BZ Holdings and the Restricted Subsidiaries in connection with such disposition;

(13) Purchase Money Indebtedness Incurred by BZ Holdings or a Restricted Subsidiary, and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this clause (13) and then outstanding, does not exceed $25.0 million;

(14) Indebtedness Incurred by a Foreign Subsidiary in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this clause (14) and then outstanding, does not exceed $5.0 million; and

(15) Indebtedness of an Issuer or of any Note Guarantor in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to this clause (15) and then outstanding, does not exceed $100.0 million.

(c) Notwithstanding the foregoing, neither the Issuers nor any Note Guarantor will Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of an Issuer or any Note Guarantor unless such Indebtedness shall be subordinated to the Notes or the applicable Note Guarantee to at least the same extent as such Subordinated Obligations, as reasonably determined in good faith by an Officer.

(d) For purposes of determining compliance with this Section 4.03:

(1) any Indebtedness remaining outstanding on the Issue Date under the Credit Agreements after giving effect to the Transactions shall be treated as Incurred on the Issue Date under Section 4.03(b)(1);

(2) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, the Issuers, in their sole discretion, shall classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and shall only be required to include the amount and type of such Indebtedness in one of the above clauses;

(3) the Issuers shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above; and

(4) any Indebtedness originally classified as Incurred pursuant to one of the clauses in Section 4.03(b) (other than pursuant to Section 4.03(b)(1)) may later be reclassified by the Issuers such that it shall be deemed as having been

Incurred pursuant to Section 4.03(a) above or another clause in Section 4.03(b) above, as applicable, to the extent that such reclassified Indebtedness could be Incurred pursuant to such paragraph or clause at the time of such reclassification.

(e) For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a foreign currency, the amount of such Indebtedness shall be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness (or, in the case of revolving credit Indebtedness, on the date such revolving credit Indebtedness was first committed); provided, however, that if such Indebtedness is Incurred to Refinance other Indebtedness denominated in the same foreign currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness (as denominated in the applicable foreign currency) does not exceed the principal amount of such Indebtedness being Refinanced (as denominated in the applicable foreign currency).

(f) For purposes of determining any particular amount of Indebtedness under this Section 4.03, Guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as Incurred by a Person that could have Incurred such Indebtedness pursuant to this Section 4.03.

SECTION 4.04. Limitation on Restricted Payments. (a) BZ Holdings shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment if at the time BZ Holdings or such Restricted Subsidiary makes such Restricted Payment:

(1) a Default shall have occurred and be continuing (or would result therefrom);

(2) Boise Paper Holdings is not entitled to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); or

(3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

(A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(B) 100% of the aggregate Net Cash Proceeds, and 100% of the aggregate Net Fair Market Value of any property other than cash, in each case received by BZ Holdings either (x) from the issuance or sale of its Qualified Capital Stock subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of BZ Holdings) or (y) as a contribution to capital in respect of its Qualified Capital Stock from its equity holders subsequent to the Issue Date; plus

(C) the amount by which Indebtedness (other than Indebtedness owed to BZ Holdings or any Subsidiary of BZ Holdings) of BZ Holdings is reduced on BZ Holdings’ balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of BZ Holdings convertible or exchangeable for Qualified Capital Stock of BZ Holdings (less the amount of any cash, or the Fair Market Value of any other property, distributed by BZ Holdings upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by BZ Holdings or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to BZ Holdings or a Subsidiary of BZ Holdings); plus

(D) 100% of the aggregate amount received in cash by BZ Holdings or any Restricted Subsidiary, and the Fair Market Value of property other than cash received by BZ Holdings or any Restricted Subsidiary, in each case subsequent to the Issue Date, from the sale or other disposition (other than to BZ Holdings or any of its Subsidiaries) of Investments (other than Permitted Investments) made by BZ Holdings or any of its Restricted Subsidiaries, and from repurchases and redemptions of such Investments (other than Permitted Investments) from BZ Holdings or any of its Restricted Subsidiaries by any Person (other than BZ Holdings or any of its Subsidiaries), and from repayments of loans or advances which constituted Investments (other than Permitted Investments) (except in each case to the extent the Investment was made pursuant to paragraph (b) below, and excluding in each case any dividends not representing the return of capital); plus

(E) in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, BZ Holdings or a Restricted Subsidiary, in each case subsequent to the Issue Date, the Fair Market Value of the Investment of BZ Holdings or such Restricted Subsidiary in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or, without duplication, any Indebtedness associated with the assets so transferred or conveyed (except in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to paragraph (b) below or constituted a Permitted Investment).

(b) The provisions of Section 4.04(a) shall not prohibit:

(1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Qualified Capital Stock of BZ Holdings (other than Capital Stock issued or sold to a Subsidiary of BZ Holdings) or a substantially concurrent cash capital contribution received by BZ Holdings from its equity holders with respect to its Qualified Capital Stock; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);

(2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of an Issuer or a Note Guarantor made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Indebtedness of such Person which is permitted to be Incurred pursuant to Section 4.03; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

(3) dividends or other distributions paid within 60 days after the date of declaration thereof if at such date of declaration such dividend or other distribution would have complied with this Section 4.04; provided, however, that at the time of payment of such dividend or other distribution, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend or other distribution shall be included in the calculation of the amount of Restricted Payments;

(4) so long as no Default has occurred and is continuing, the purchase, redemption or other acquisition of shares of Capital Stock of BZ Holdings, Parent or any of their Subsidiaries from any of their employees, former employees, officers, former officers, directors, former directors, consultants or former consultants (or permitted transferees of such employees, former employees, officers, former officers, directors, former directors, consultants or former consultants), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of BZ Holdings or Parent, as the case may be, under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such purchases, redemptions and other acquisitions (excluding amounts representing cancellation of Indebtedness) shall not exceed $5.0 million in any calendar year; provided further that (a) BZ Holdings may carry forward and make in a subsequent calendar year, in addition to the amounts permitted for such calendar year, the amount of such purchases, redemptions or other acquisitions permitted to have been made but not made in any preceding calendar year up to a maximum of $15.0 million in any calendar year pursuant to this clause (4) and

(b) such amount in any calendar year may be increased by (i) the cash proceeds of key man life insurance policies received by BZ Holdings and its Restricted Subsidiaries after the Issue Date and (ii) the aggregate cash proceeds received by BZ Holdings (or Parent, to the extent such proceeds are contributed to the common equity capital of BZ Holdings) during that calendar year from any re-issuance of Capital Stock by BZ Holdings (or Parent) to employees, officers, directors or consultants of BZ Holdings and its Restricted Subsidiaries (provided that such aggregate cash proceeds received upon re-issuance shall be excluded for purposes of making Restricted Payments under Section 4.04(a)(3)(B) and clause (1) of this Section 4.04(b), less any amount previously applied to the payment of Restricted Payments pursuant to this clause (4); provided further, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

(5) the declaration and payment of dividends on Disqualified Stock or Preferred Stock of Restricted Subsidiaries issued pursuant to Section 4.03; provided, however, that, at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

(6) repurchases of Capital Stock deemed to occur upon exercise of stock options, warrants or similar instruments if such Capital Stock represents a portion of the exercise price of such options, warrants or similar instruments; provided, however, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

(7) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of Parent or BZ Holdings, or cash payments in lieu of the issuance of fractional shares or required upon the perfection of appraisal or dissent rights in connection with a merger, consolidation, amalgamation or other combination involving BZ Holdings or Parent; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of this Section 4.04 (as determined in good faith by the Board of Directors of BZ Holdings); provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(8) in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of an Issuer or any Note Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Issuers (or a third party to the extent permitted by this Indenture) have made a Change of Control

Offer with respect to the Notes as a result of such Change of Control and have repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer; provided further, however, that such payments, purchases, redemptions, defeasances or other acquisitions or retirements shall be included in the calculation of the amount of Restricted Payments;

(9) for so long as BZ Holdings is a pass-through or disregarded entity for United States Federal income tax purposes, Tax Distributions in respect of any taxable year of BZ Holdings equal to the product of (i) the amount of taxable income allocated to the Members for such taxable year, less the amount of taxable loss allocated to the Members for all prior taxable years (except to the extent such taxable losses have previously been taken into account under this provision), times (ii) the highest aggregate marginal statutory federal, state and local income tax rate (determined taking into account the deductibility of state and local income taxes for federal income tax purposes) to which any of the Members of BZ Holdings is subject for such year; and BZ Holdings shall be permitted to make such payments on a quarterly basis during such taxable year based on the best estimate of the chief financial officer of BZ Holdings of the amounts specified in clauses (i) and (ii) above; provided that if the aggregate amount of the estimated Tax Distributions made in any taxable year of BZ Holdings exceeds the actual maximum amount of Tax Distributions for that year as finally determined, the amount of any Tax Distributions in the succeeding taxable year (or, if necessary, any subsequent taxable years) shall be reduced by the amount of such excess; and provided further that, at any time at which the amount of Restricted Payments is calculated, all Tax Distributions made shall be excluded from such calculation of the amount of Restricted Payments, except to the extent that (i) the aggregate Tax Distributions made from the Issue Date to the end of the most recent fiscal quarter ending prior to such time for which internal financial statements are available exceeds (ii) the aggregate income taxes accrued and deducted in determining Consolidated Net Income from the Issue Date to the end of the most recent fiscal quarter ending prior to such time for which internal financial statements are available, in which case 50% of such excess shall be included in the calculation of the amount of Restricted Payments at such time;

(10) so long as no Default shall have occurred and be continuing, Restricted Payments to Parent for operating expenses and administrative, legal, accounting and corporate reporting expenses and other fees required to maintain its corporate existence, of up to $7.5 million per fiscal year; provided, however, that such Restricted Payments shall be included in the calculation of the amount of Restricted Payments;

(11) payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under Section 4.03(b)(2); provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(12) so long as no Default has occurred and is continuing, the declaration and payment of dividends to Parent in an aggregate amount not to exceed (A) $6.0 million for the period from the Issue Date to December 31, 2009, or (B) $25.0 million in any fiscal year thereafter, solely for the purpose of funding the payment by Parent of ordinary dividends on its common stock; provided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments;

(13) any payment pursuant to the terms of a Guarantee or similar contingent payment arrangement that constituted an Investment (other than a Permitted Investment) when entered into; provided that such payment does not exceed the amount of the Investment consisting of the Guarantee or similar contingent payment arrangement in respect of which such payment is made; and provided further that the amount of the Investment arising at the time the Guarantee or similar contingent payment arrangement was entered into is included in the calculation of the amount of Restricted Payments;

(14) the Transactions; or

(15) Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this clause (15), does not exceed $35.0 million; provided, however, that (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments shall be excluded from the calculation of the amount of Restricted Payments.

For purposes of Sections 4.04(b)(1) and (b)(2), a Restricted Payment shall be deemed to have been made substantially concurrently with a sale, contribution or Incurrence, as the case may be, if made or irrevocably committed to within 90 days of such sale, contribution or Incurrence.

SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. BZ Holdings shall not, and shall not permit any of its Restricted Subsidiaries (other than the Issuers) to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to BZ Holdings or any Restricted Subsidiary or pay any Indebtedness owed to BZ Holdings or any Restricted Subsidiary, (b) make any loans or advances to BZ Holdings or any Restricted Subsidiary or (c) transfer any of its property or assets to BZ Holdings or any Restricted Subsidiary, except:

(1) any encumbrance or restriction arising pursuant to the terms of this Indenture or the Notes, as the same may be amended or modified;

(2) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date (including the Credit Agreements);

(3) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred or Capital Stock issued by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by BZ Holdings or any Restricted Subsidiary (other than Indebtedness Incurred or Capital Stock issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by BZ Holdings or any Restricted Subsidiary) and outstanding on such date;

(4) any encumbrance or restriction arising by reason of applicable law, rule, regulation or order;

(5) restrictions on cash, cash equivalents, Temporary Cash Investments or other deposits or net worth imposed under contracts entered into in the ordinary course of business, including such restrictions imposed by customers or insurance, surety or bonding companies;

(6) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(7) any encumbrance or restriction consisting of customary nonassignment provisions in leases or licenses to the extent such provisions impose restrictions of the type described in clause (c) above on the property leased or licensed thereunder;

(8) any encumbrance or restriction contained in security agreements or mortgages (or any related credit agreements, indentures, notes, note purchase agreements or similar agreements) securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;

(9) customary restrictions under Purchase Money Indebtedness Incurred in compliance with Section 4.03;

(10) customary provisions in joint venture agreements and other similar agreements that restrict the transfer of ownership interests in such joint venture or similar Person;

(11) any encumbrance or restriction contained in contracts entered into in the ordinary course of business, not relating to Indebtedness and that do not, individually or in the aggregate, detract from the value of the assets of BZ Holdings or any of its Restricted Subsidiaries in any material respect;

(12) any encumbrance or restriction contained in any Indebtedness Incurred by a Foreign Subsidiary in compliance with this Indenture that applies only to such Foreign Subsidiary; and

(13) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) above or this clause (13); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of an Officer, not materially more restrictive, taken as a whole, with respect to such dividend and other restrictions than those contained in the dividend or other restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) BZ Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Disposition unless:

(1) BZ Holdings or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non-cash consideration) of the shares and assets subject to such Asset Disposition;

(2) at least 75% of the consideration thereof received by BZ Holdings or such Restricted Subsidiary is in the form of cash or cash equivalents; and

(3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by BZ Holdings or such Restricted Subsidiary, as the case may be:

(A) to the extent BZ Holdings or such Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Indebtedness under any Credit Agreement or Indebtedness (other than any Preferred Stock) of a Restricted Subsidiary that is not an Issuer or a Subsidiary Guarantor (in each case other than Indebtedness owed to BZ Holdings or an Affiliate of BZ Holdings) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

(B) to the extent BZ Holdings or such Restricted Subsidiary, as the case may be, elects, to acquire, make or improve Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

(C) to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the Holders of the Notes (and to holders of other Senior Indebtedness of Boise Paper Holdings designated by Boise Paper Holdings) to purchase Notes (and such other Senior Indebtedness of Boise Paper Holdings) pursuant to and subject to the conditions contained in this Indenture; and

(D) to enter into binding commitments to take any of the actions described in clauses (A) and (B), and take such actions within one year of entering into such commitment;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, BZ Holdings or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

Notwithstanding the foregoing provisions of this Section 4.06, BZ Holdings and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this Section 4.06 except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this covenant exceeds $20.0 million.

Pending application of Net Available Cash pursuant to this Section 4.06, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit Indebtedness.

For the purposes of this Section 4.06(a), the following are deemed to be cash or cash equivalents:

(1) the assumption or discharge of Indebtedness of BZ Holdings (other than obligations in respect of Disqualified Stock of BZ Holdings) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock or Preferred Stock of an Issuer or a Subsidiary Guarantor) and the release of BZ Holdings or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition;

(2) securities received by BZ Holdings or any Restricted Subsidiary from the transferee that are converted by BZ Holdings or such Restricted Subsidiary into cash within 180 days after such Asset Disposition, to the extent of the cash received in that conversion; and

(3) any Designated Non-cash Consideration received by BZ Holdings or any Restricted Subsidiary in an Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (3) (unless such Designated Non-cash Consideration has been converted into cash, which cash shall be treated after such conversion as Net Available Cash), not to exceed 7.5% of Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash

Consideration being measured at the time received and without giving effect to subsequent changes in value).

(b) In the event of an Asset Disposition that requires the purchase of Notes (and other Senior Indebtedness of Boise Paper Holdings) pursuant to Section 4.06 (a)(3)(C), the Issuers shall purchase Notes tendered pursuant to an offer by the Issuers for the Notes (and such other Senior Indebtedness) (the “Offer”) at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness of Boise Paper Holdings was issued with original issue discount, 100% of the accreted value with respect thereto) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness of Boise Paper Holdings, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.06(c). If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Issuers shall select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Notes shall be denominations of $1,000 principal amount (subject to the $2,000 minimum denomination) or multiples thereof. If the aggregate purchase price of the securities purchased pursuant to such offer in accordance with this Section 4.06 is less than the Net Available Cash offered therefor, the Issuers may use any such excess Net Available Cash for general corporate purposes or any other purpose, in each case not prohibited by this Indenture. The Issuers shall not be required to make such an Offer to purchase Notes (and other Senior Indebtedness of Boise Paper Holdings) pursuant to this Section 4.06 if the Net Available Cash available therefor is less than $20.0 million (which lesser amount shall be carried forward for purposes of determining whether such an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an Offer, Net Available Cash shall be deemed to be reduced by the aggregate amount of such Offer (regardless of the amount of Notes tendered in such Offer).

(c) (1) Promptly, and in any event within 10 days after the Issuers become obligated to make an Offer, the Issuers shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Notes purchased by the Issuers either in whole or in part (subject to prorating as described in Section 4.06(b) in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount (subject to the $2,000 minimum denomination), at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the “Purchase Date”) and shall contain such information concerning the business of BZ Holdings and the Restricted Subsidiaries which the Issuers in good faith believe will enable such Holders to make an informed decision and all instructions and materials necessary to tender Notes pursuant to the Offer, together with the information contained in clause (3).

(2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Issuers shall deliver to the Trustee an Officers’ Certificate as to (A) the amount of the Offer (the “Offer Amount”), including information as to any other Senior Indebtedness included in the Offer, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.06(a) and (b). On such date, the Issuers shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if an Issuer is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. If the Offer includes other Senior Indebtedness, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Offer remains open (the “Offer Period”), the Issuers shall deliver to the Trustee for cancellation the Notes or portions thereof which have been properly tendered to and are to be accepted by the Issuers. The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes delivered by the Issuers to the Trustee is less than the Offer Amount applicable to the Notes, the Trustee shall deliver the excess to the Issuers immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

(3) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Issuers at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or an Issuer receives not later than one Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(4) At the time the Issuers deliver Notes to the Trustee which are to be accepted for purchase, the Issuers shall also deliver an Officers’ Certificate stating that such Notes are to be accepted by the Issuers pursuant to and in accordance with the terms of this Section 4.06. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(d) The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.06 by virtue of their compliance with such securities laws or regulations.

SECTION 4.07. Limitation on Affiliate Transactions. (a) BZ Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of BZ Holdings (an “Affiliate Transaction”) unless:

(1) the terms of the Affiliate Transaction are not less favorable in any material respect to BZ Holdings or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate;

(2) if such Affiliate Transaction involves an amount in excess of $10.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the directors of BZ Holdings disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors of BZ Holdings; and

(3) if such Affiliate Transaction involves an amount in excess of $25.0 million, the Board of Directors of BZ Holdings shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to BZ Holdings and its Restricted Subsidiaries or is not less favorable to BZ Holdings and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.

(b) The provisions of Section 4.07(a) shall not prohibit:

(1) any Investment or other Restricted Payment permitted to be made pursuant to Section 4.04;

(2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment or compensation arrangements, stock options and stock ownership plans approved by the Board of Directors of BZ Holdings;

(3) the payment of reasonable fees to directors of BZ Holdings and its Restricted Subsidiaries or Parent who are not employees of BZ Holdings or its Restricted Subsidiaries or Parent, and payments for indemnification to directors and officers of BZ Holdings and its Restricted Subsidiaries or Parent in respect of liabilities incurred in their capacity as such;

(4) any transaction with BZ Holdings, a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because BZ Holdings or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

(5) the issuance or sale of any Capital Stock (other than Disqualified Stock) of BZ Holdings or any contribution to the capital of BZ Holdings;

(6) any agreement as in effect on the Issue Date and described in Item 13 of Parent’s Annual Report on Form 10-K for the year ended December 31, 2008, in Note 5 to the notes to Consolidated Financial Statements contained therein or filed as an exhibit thereto, or any renewals or extensions of any such agreement (so long as such renewals or extensions are not, taken as a whole, materially less favorable to the Holders as determined by the Board of Directors of BZ Holdings in its reasonable good faith judgment) and the transactions contemplated thereby;

(7) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are on terms no less favorable than those that would have been obtained in a comparable transaction with an unrelated party; and

(8) any transaction on arm’s-length terms with any non-Affiliate that becomes an Affiliate as a result of such transactions.

SECTION 4.08. Limitation on Line of Business. BZ Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than a Related Business, except to such extent as would not be material to BZ Holdings and its Restricted Subsidiaries, taken as a whole.

SECTION 4.09. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Issuers repurchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.09(b). In the event that at the time of such Change of Control the terms of any Credit Agreement restrict or prohibit the purchase of Notes following such Change of Control, then prior to the mailing of the notice to Holders provided for in Section 4.09(b) below but in any event within 30 days following any Change of Control, the Issuers shall (1) repay in full all such Indebtedness or (2) obtain the requisite consents under the agreements governing such Indebtedness to permit the repurchase of the Notes as provided in Section 4.09(b).

(b) Within 30 days following any Change of Control, the Issuers shall mail a notice by first-class mail to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1) that a Change of Control has occurred and that such Holder has the right to require the Issuers to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

(3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4) the instructions, as determined by the Issuers, consistent with this Section 4.09, that a Holder must follow in order to have its Notes purchased.

(c) Holders electing to have a Note purchased will be required to surrender the Note, with an appropriate form duly completed, to the Issuers at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee receives or the Issuers receive, not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased.

(d) On the purchase date, all Notes purchased by the Issuers under this Section 4.09 shall be delivered by the Issuers to the Trustee for cancellation, and the Issuers shall pay or cause to be paid the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

(e) Notwithstanding the foregoing provisions of this Section 4.09, the Issuers shall not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.09 applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) a notice of redemption of all of such Notes has been given pursuant to this Indenture in accordance with paragraph 5 of the Notes, unless and until there has been a default in payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(f) The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.09. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.09 by virtue of their compliance with such securities laws or regulations.

SECTION 4.10. Limitation on Liens. BZ Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

SECTION 4.11. Future Subsidiary Guarantors. At any time that any Indebtedness under any Credit Agreement is outstanding, BZ Holdings shall cause each of its Restricted Subsidiaries (other than the Issuers) that Incurs (including by Guarantee) any Indebtedness under any Credit Agreement to, in each case, within five Business Days of such Incurrence, execute and deliver to the Trustee a Guarantee Agreement pursuant to which such Restricted Subsidiary shall Guarantee payment of the Notes on the same terms and conditions as those set forth in this Indenture. At any time that no Indebtedness under any Credit Agreement is outstanding, BZ Holdings shall cause each of its domestic Restricted Subsidiaries (other than the Issuers) that Incurs (including by Guarantee) any Indebtedness in a principal amount outstanding in excess of $25.0 million (other than Indebtedness permitted to be Incurred pursuant to Section 4.03(b)(2), (3), (7), (8), (10) or (12)) to, and each Foreign Subsidiary that enters into a Guarantee of any Senior Indebtedness in a principal amount outstanding in excess of $25.0 million (other than a Foreign Subsidiary that Guarantees Senior Indebtedness Incurred by another Foreign Subsidiary) to, in each case, within five Business Days of such Incurrence, execute and deliver to the Trustee a Guarantee Agreement pursuant to which such Restricted Subsidiary shall Guarantee payment of the Notes on the same terms and conditions as those set forth in this Indenture.

SECTION 4.12. Limitation on the Conduct of Business of Boise Finance. Boise Finance shall not hold any material assets, become liable for any material obligations or engage in any significant business activities other than in connection with serving as an Issuer with respect to the Notes and its Guarantee in respect of the Credit Agreements.

Boise Paper Holdings shall not sell or otherwise dispose of any shares of Capital Stock of Boise Finance and shall not permit Boise Finance, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock.

SECTION 4.13. Compliance Certificate. The Issuers shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuers, an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period, one of the signers of which shall be the principal executive Officer, principal accounting Officer or principal financial Officer. If they do, the certificate shall describe the Default, its status and what action the Issuers are taking or propose to take with respect thereto. The Issuers also shall comply with TIA § 314(a)(4).

SECTION 4.14. Further Instruments and Acts. Upon request of the Trustee, the Issuers shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Article 5

Successor Company

SECTION 5.01. Merger or Transfer of Assets. (a) None of BZ Holdings, Boise Paper Holdings or Boise Finance shall consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all the assets of BZ Holdings and its Restricted Subsidiaries or Boise Paper Holdings and its Restricted Subsidiaries to, any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not BZ Holdings, Boise Paper Holdings or Boise Finance, as applicable) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of BZ Holdings, Boise Paper Holdings or Boise Finance, as applicable, under the Note Guarantee or the Notes, as applicable, and this Indenture;

(2) immediately after giving pro forma effect to such transaction (including treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3) immediately after giving pro forma effect to such transaction, either (A) the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a) or (B) the Consolidated Coverage Ratio for the Successor Company would be greater than the Consolidated Coverage Ratio immediately prior to such transaction; and

(4) the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

provided, however, that clause (3) shall not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to BZ Holdings or a Wholly Owned Subsidiary of BZ Holdings (so long as no Capital Stock of BZ Holdings or such Wholly Owned Subsidiary is distributed to any Person) or (B) BZ Holdings, Boise Paper Holdings or Boise Finance merging with an Affiliate of BZ Holdings solely for the purpose and with the sole effect of reincorporating BZ Holdings, Boise Paper Holdings or Boise Finance, as applicable, in another jurisdiction.

For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of BZ Holdings or Boise Paper Holdings, which properties and assets, if held by BZ Holdings or Boise Paper Holdings instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of BZ Holdings and its Restricted Subsidiaries or Boise Paper Holdings and its Restricted Subsidiaries, in each case on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of BZ Holdings and its Restricted Subsidiaries or Boise Paper Holdings and its Restricted Subsidiaries, as applicable.

The Successor Company will be the successor to BZ Holdings, Boise Paper Holdings or Boise Finance, as applicable, and shall succeed to, and be substituted for, and may exercise every right and power of, BZ Holdings, Boise Paper Holdings or Boise Finance, as applicable, under this Indenture, and the predecessor Person, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes.

(b) BZ Holdings shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

(1) except in the case of a Subsidiary Guarantor that (x) has been disposed of in its entirety to another Person (other than to BZ Holdings or an Affiliate of BZ Holdings), whether through a merger, consolidation or sale of Capital Stock or assets or (y) as a result of the disposition of all or a portion of its Capital Stock, has ceased to be a Subsidiary of BZ Holdings, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume by a Guarantee Agreement all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee;

(2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3) the Issuers deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guarantee Agreement, if any, comply with this Indenture;

provided, however, that this Section 5.01 shall not be applicable to any Subsidiary Guarantor consolidating with, merging into or transferring all or part of its properties and assets to an Issuer or any Note Guarantor.

Article 6

Defaults and Remedies

SECTION 6.01. Events of Default. An “Event of Default” occurs if:

(1) the Issuers default in the payment of interest on the Notes when due and such default continues for 30 days;

(2) the Issuers default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3) BZ Holdings or an Issuer fails to comply with its obligations under Section 5.01;

(4) BZ Holdings or an Issuer fails to comply for 30 days after the notice specified below with any of its obligations under Section 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10 or 4.11 (other than a failure to purchase Notes when required under Section 4.06 or 4.09);

(5) the Issuers fail or any Note Guarantor fails to comply for 60 days after the notice specified below with its other agreements contained in this Indenture or the Notes;

(6) Indebtedness of an Issuer, any Note Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $30.0 million (or its foreign currency equivalent at the time);

(7) an Issuer, any Note Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against an Issuer, any Note Guarantor or any Significant Subsidiary in an involuntary case;

(B) appoints a Custodian of an Issuer, any Note Guarantor or any Significant Subsidiary, or for any substantial part of its property; or

(C) orders the winding up or liquidation of an Issuer, any Note Guarantor or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

(9) any judgment or decree for the payment of money in excess of $30.0 million (or its foreign currency equivalent at the time) is entered against an Issuer, any Note Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed; or

(10) any Note Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee) or a Note Guarantor denies or disaffirms its obligations under its Note Guarantee.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clauses (4) and (5) shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Issuers of the Default and the Issuers do not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Issuers shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default under clause (6), (9) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action the Issuers are taking or propose to take with respect thereto.

SECTION 6.02. Acceleration. (a) If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to BZ Holdings or an Issuer) occurs and is continuing, the Trustee, by notice to the Issuers, or the Holders of at least 25% in principal amount of the outstanding Notes, by notice to the Issuers and the Trustee, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration of acceleration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to BZ Holdings or an Issuer occurs, the principal of and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

(b) In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in Section 6.01(6) (excluding any resulting payment default under this Indenture or the Notes), the declaration of acceleration of the Notes shall be automatically annulled if the holders of all Indebtedness described in Section 6.01(6) have rescinded the declaration of acceleration in respect of such Indebtedness within 20 days of the date of such declaration, and if the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences under this Indenture, except (i) a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes, (ii) a Default arising from the failure to redeem or purchase any Notes when required pursuant to this Indenture or (iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee will be under no obligation to exercise any of the rights and powers under this Article 6 unless those Holders requesting or directing the exercise of rights and powers by the Trustee have offered the Trustee indemnity or security satisfactory to it against any and all loss, liability or expense incurred by it in connection with such exercise.

SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Noteholder may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder gives to the Trustee written notice that an Event of Default is continuing;

(2) the Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4) the Trustee does not comply with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction inconsistent with such request during such 60-day period.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not an action or forbearance by a Holder is unduly prejudicial to another Holder). In the event that the Definitive Notes are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Note to issue such Definitive Notes to such beneficial owner or its nominee, the Issuers expressly agree and acknowledge, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Definitive Notes had been issued.

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Issuers, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Holders of the Notes for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD: to the Issuers or to such party as a court of competent jurisdiction shall direct, including a Note Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Issuers shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Notes.

SECTION 6.12. Waiver of Stay or Extension Laws. The Issuers (to the extent they may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Article 7

Trustee

SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against any and all loss, liability or expense incurred by it in connection with such exercise.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the

Trustee at the office of the Trustee set forth in Section 11.02 hereof, and such notice references the Notes and this Indenture.

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l) The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(m) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights and duties. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuers in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. The Trustee shall have no responsibility or liability with respect to any information, statement or recital in any offering memorandum or other disclosure material prepared or distributed with respect to the issuance of the Notes. The Issuers shall not be deemed agents of the Trustee, Registrar or Paying Agent for any purpose, and the Trustee, Registrar and Paying Agent shall not be responsible for the compliance of any of them with their respective duties hereunder in connection with the transactions contemplated herein.

SECTION 7.05. Notice of Defaults. If a Default occurs, is continuing and is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of the Noteholders.

SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each October 15 beginning with the October 15 following the date of this Indenture, and in any event prior to December 15 in each year, the Trustee shall mail to each Noteholder a brief report dated as of October 15 that complies with TIA § 313(a) (but, if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to Noteholders shall be mailed to the Issuers and filed with the SEC and each stock exchange (if any) on which the Notes are listed in accordance with TIA § 313(d). The Issuers agree to notify promptly in writing the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Issuers on a joint and several basis shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuers and the Trustee for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuers shall indemnify each of the Trustee and any predecessor trustee against any and all loss, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee may have separate counsel and the Issuers shall pay the fees and expenses of such counsel. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence.

To secure the Issuers’ payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Issuers’ payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to an Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time with respect to the Notes by so notifying the Issuers. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10 hereof or TIA § 310;

(2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee. Within one year after such successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a new successor Trustee to replace such successor Trustee appointed by the Issuers.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuers’ expense), the Issuers or the Holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against Issuers. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

Article 8

Discharge of Indenture; Defeasance

SECTION 8.01. Discharge of Liability on Notes; Defeasance. (a) When (1) the Issuers deliver to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation or (2) all outstanding Notes have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof, and, in the case of clause (2), the Issuers irrevocably deposit with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon to maturity or such redemption date (other than Notes replaced pursuant to Section 2.07), and if in either case the Issuers pay all other sums payable hereunder by the Issuers, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuers accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Issuers.

(b) Subject to Sections 8.01(c) and 8.02, the Issuers at any time may terminate (1) all their obligations under the Notes and this Indenture (“legal defeasance option”) or (2) their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 and 4.12 and the operation of Sections 6.01(4), 6.01(5) (solely with respect to Section 4.02), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of Sections 6.01(7) and (8), with respect only to Subsidiary Guarantors and Significant Subsidiaries) and the limitations contained in Section 5.01(a)(3) (“covenant defeasance option”). The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option.

If the Issuers exercise their legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(4), 6.01(5) (solely with respect to Section 4.02), 6.01(6), 6.01(7), 6.01(8) or 6.01(9) (but, in the case of Sections 6.01(7) and (8), with respect only to Subsidiary Guarantors and Significant Subsidiaries) or because of the failure of BZ Holdings or an Issuer to comply with Section 5.01(a)(3). If the Issuers exercise their legal defeasance option or their covenant defeasance option, each Note Guarantor shall be released from all of its obligations with respect to its Note Guarantee.

Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

(c) Notwithstanding clauses (a) and (b) above, the Issuers’ obligations with respect to the Notes in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in this Article 8 shall survive until the Notes have been paid in full. Thereafter, the Issuers’ obligations in Sections 7.07, 8.04 and 8.05 shall survive.

SECTION 8.02. Conditions to Defeasance. The Issuers may exercise their legal defeasance option or their covenant defeasance option only if:

(1) the Issuers irrevocably deposit in trust with the Trustee money or U.S. Government Obligations or a combination thereof for the payment of principal of and interest on the Notes to maturity or redemption, as the case may be;

(2) the Issuers deliver to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

(3) 91 days pass after the deposit is made and during the 91-day period no Default specified in Sections 6.01(7) or (8) with respect to the Issuers occurs which is continuing at the end of the period;

(4) the deposit does not constitute a default under any other agreement binding on the Issuers;

(5) the Issuers deliver to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(6) in the case of the legal defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(7) in the case of the covenant defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(8) the Issuers deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.

Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations either directly or through any Paying Agent (including the Issuers or a Note Guarantor acting as Paying Agent) as the Trustee may determine, to the payment of principal of and interest on the Notes in accordance with this Indenture.

SECTION 8.04. Repayment to Issuers. The Trustee and the Paying Agent shall promptly turn over to the Issuers upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter,

Noteholders entitled to the money must look to the Issuers for payment as general creditors.

SECTION 8.05. Indemnity for Government Obligations. The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and each Note Guarantor’s obligations under this Indenture with respect to the Notes and each Note Guarantee shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuers have made any payment of interest on, premium, if any, or principal of any Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Article 9

Amendments

SECTION 9.01. Without Consent of Holders. The Issuers, the Note Guarantors and the Trustee may amend this Indenture or the Notes without notice to or consent of any Holder:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to provide for the assumption by a successor entity of the obligations of an Issuer or any Note Guarantor under this Indenture to comply with Article 5;

(3) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4) to add Guarantees with respect to the Notes, including any Subsidiary Guarantees, or to secure the Notes;

(5) to add to the covenants of the Issuers or any Note Guarantor for the benefit of the Holders of the Notes or to surrender any right or power herein conferred upon the Issuers or any Note Guarantor;

(6) to make any change that does not adversely affect the rights of any Holder of the Notes;

(7) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

(8) to conform the text of this Indenture, the Notes or any Note Guarantee to any provision contained in the Offering Memorandum under the heading “Description of notes”;

(9) to release a Note Guarantor from its obligations under its Note Guarantee or this Indenture in accordance with the applicable provisions of this Indenture;

(10) to provide for the issuance of Additional Notes in accordance with the applicable provisions of this Indenture;

(11) to comply with the rules of any applicable securities depository; or

(12) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

After an amendment under this Section becomes effective, the Issuers shall mail to the Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.02. With Consent of Holders. The Issuers, the Note Guarantors and the Trustee may amend this Indenture with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected thereby, an amendment or waiver may not:

(1) reduce the amount of Notes whose Holders must consent to an amendment;

(2) reduce the rate of or extend the time for payment of interest on any Note;

(3) reduce the principal of or change the Stated Maturity of any Note;

(4) change the provisions applicable to the redemption of any Note as described under Article 3 hereof or paragraph 5 of such Note;

(5) make any Note payable in money other than that stated in the Note;

(6) impair the right of any Holder of the Notes to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(7) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions;

(8) make any change in the ranking or priority of any Note that would adversely affect the Holders; or

(9) make any change in, or release other than in accordance with this Indenture, any Note Guarantee that would adversely affect the Holders.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective, the Issuers shall mail to the Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.03. Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents and Waivers. (a) A consent to an amendment, supplement or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder. An amendment, supplement or waiver becomes effective upon the execution of such amendment, supplement or waiver by the Trustee in accordance with its terms.

(b) The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuers so determine or the Trustee so determines, the Issuers in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION 9.06. Trustee To Sign Amendments, Etc. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, supplement or waiver, the Trustee shall receive indemnity reasonably satisfactory to it and (subject to Section 7.01) shall be fully protected in conclusively relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture.

SECTION 9.07. Payment for Consent. Neither Boise Paper Holdings nor any Affiliate of Boise Paper Holdings shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Article 10

Note Guarantees

SECTION 10.01. Guarantees. (a) Each Note Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuers under this Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuers under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Note Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Note Guarantor and that such Note Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation.

(b) Each Note Guarantor waives presentation to, demand of, payment from and protest to the Issuers of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Note Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Note Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person (including any Note Guarantor) under this Indenture, the Notes or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 10.06, any change in the ownership of such Note Guarantor.

Each Note Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(c) Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Note Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Note Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Note Guarantor or would otherwise operate as a discharge of such Note Guarantor as a matter of law or equity.

(d) Each Note Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuers or otherwise.

(e) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Note Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Note Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Issuers to the Holders and the Trustee.

(f) Each Note Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Note Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Note Guarantor’s Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Note Guarantor for the purposes of this Section.

(g) Each Note Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 10.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Note Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Note Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Note Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Note Guarantor in any case shall entitle such Note Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06. Release of Subsidiary Guarantor. A Subsidiary Guarantor shall be released automatically from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.07) upon:

(1) the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor, including the sale or disposition of Capital Stock of a Subsidiary Guarantor, following which such Subsidiary Guarantor is no longer a Subsidiary of BZ Holdings; or

(2) the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor;

provided, however, that in the case of clauses (1) and (2) above, (i) such sale or other disposition is made to a Person other than BZ Holdings or an Affiliate of BZ Holdings, (ii) such sale or disposition is otherwise permitted by this Indenture and (iii) the Issuers provide an Officers’ Certificate to the Trustee to the effect that the Issuers and BZ Holdings shall comply with their obligations under Section 4.06. The Subsidiary Guarantee of a Subsidiary Guarantor also shall be automatically released:

(1) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary;

(2) upon the release or discharge of any Guarantee or other Indebtedness that resulted in the creation after the Issue Date of the Guarantee of the Notes by such Subsidiary Guarantor pursuant to Section 4.11; or

(3) if the Issuers exercise their legal defeasance option or their covenant defeasance option under Section 8.01 or if their obligations under this Indenture are discharged in accordance with the terms of this Indenture.

At the request of the Issuers, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

SECTION 10.07. Contribution. Each Note Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Note Guarantor in an amount equal to such other Note Guarantor’s pro rata portion of such payment based on the respective net assets of all the Note Guarantors at the time of such payment determined in accordance with GAAP.

Article 11

Miscellaneous

SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 11.02. Notices. Any notice or communication shall be in writing (including facsimile) and delivered in person or mailed by first-class mail or overnight courier addressed as follows:

if to the Issuers or any Note Guarantor:

1111 West Jefferson Street, Suite 200

Boise, Idaho 83702

(fax: (208) 384-7945)

Attention: General Counsel

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

1 Beacon Street

Boston, Massachusetts 02108

(fax: (617) 573-4822)

Attention: Margaret A. Brown

if to the Trustee:

Wells Fargo Bank, National Association

45 Broadway, 14th Floor

New York, New York 10006

(fax: (212) 515-1589)

Attention: Corporate Trust Services

with a copy to:

Wells Fargo Bank, National Association

625 Marquette Avenue

MAC N9311-110

Minneapolis, Minnesota 55479

(fax: (612) 667-9825)

Attention: Corporate Trust Services

and

Wells Fargo Bank — DAPS Reorg.

MAC N9303-121

608 2nd Avenue South

Minneapolis, Minnesota 55479

Telephone No.: (877) 872-4605

(fax: (866) 969-1290)

Email: DAPSReorg@wellsfargo.com

The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03. Communication by Holders with Other Holders. Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Issuers, any Note Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers or any of the Note Guarantors to the Trustee to take or refrain from taking any action under this Indenture, the Issuers or such Note Guarantor shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (which, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 11.06. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by an Issuer, a Note Guarantor or by any Affiliate of an Issuer or a Note Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules and set reasonable requirements for their functions.

SECTION 11.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 11.09. Governing Law. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 11.10. Waiver of Jury Trial. EACH OF THE ISSUERS, THE NOTE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11.11. No Recourse Against Others. A director, officer, employee, incorporator or equity holder, as such, of an Issuer or any Note Guarantor shall not have any liability for any obligations of an Issuer under the Notes or this Indenture or of any Note Guarantor under its Note Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

SECTION 11.12. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.13. Successors. All agreements of the Issuers in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.14. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.15. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 11.16. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 11.17. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.18. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions, and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

BOISE PAPER HOLDINGS, L.L.C.,

By:	/s/ Robert M. McNutt
	Name:	Robert M. McNutt
	Title:	Senior Vice President & Chief Financial Officer

BOISE FINANCE COMPANY,

By:	/s/ Robert M. McNutt
	Name:	Robert M. McNutt
	Title:	Senior Vice President & Chief Financial Officer

B C T, INC.,

By:	/s/ Robert M. McNutt
	Name:	Robert M. McNutt
	Title:	Senior Vice President & Chief Financial Officer

BEMIS CORPORATION,

By:	/s/ Robert M. McNutt
	Name:	Robert M. McNutt
	Title:	Senior Vice President & Chief Financial Officer

BOISE CASCADE TRANSPORTATION HOLDINGS CORP.,

By:	/s/ Robert M. McNutt
	Name:	Robert M. McNutt
	Title:	Senior Vice President & Chief Financial Officer

BOISE PACKAGING & NEWSPRINT, L.L.C.,

By:	/s/ Robert M. McNutt
	Name:	Robert M. McNutt
	Title:	Senior Vice President & Chief Financial Officer

BOISE WHITE PAPER HOLDINGS CORP.,

By:	/s/ Robert M. McNutt
	Name:	Robert M. McNutt
	Title:	Senior Vice President & Chief Financial Officer

BOISE WHITE PAPER, L.L.C.,

By:	/s/ Robert M. McNutt
	Name:	Robert M. McNutt
	Title:	Senior Vice President & Chief Financial Officer

BOISE WHITE PAPER SALES CORP.,

By:	/s/ Robert M. McNutt
	Name:	Robert M. McNutt
	Title:	Senior Vice President & Chief Financial Officer

BZ INTERMEDIATE HOLDINGS LLC,

By:	/s/ Robert M. McNutt
	Name:	Robert M. McNutt
	Title:	Senior Vice President & Chief Financial Officer

INTERNATIONAL FALLS POWER COMPANY,

By:	/s/ Robert M. McNutt
	Name:	Robert M. McNutt
	Title:	Senior Vice President & Chief Financial Officer

MINNESOTA, DAKOTA & WESTERN RAILWAY COMPANY,

By:	/s/ Robert M. McNutt
	Name:	Robert M. McNutt
	Title:	Senior Vice President & Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as TRUSTEE,

by

By:	/s/ Raymond Delli Colli
	Name:	Raymond Delli Colli
	Title:	Vice President

RULE 144A/REGULATION S/IAI APPENDIX

PROVISIONS RELATING TO INITIAL NOTES

AND EXCHANGE NOTES

1. Definitions

1.1 Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Note, to the extent applicable to such transaction and as in effect from time to time.

“Definitive Note” means a certificated Initial Note or Exchange Note bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period”, with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

“Exchange Notes” means (1) the 9% Senior Notes due 2017 issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Notes, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

“IAI” means an institutional “accredited investor”, as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

“Initial Purchasers” means (1) with respect to the Initial Notes issued on the Issue Date, J.P. Morgan Securities Inc., Banc of America Securities LLC, Barclays Capital Inc., Rabo Securities USA, Inc., Scotia Capital (USA) Inc. and TD Securities (USA) LLC, and (2) with respect to each issuance of Additional Notes, the Persons purchasing or underwriting such Additional Notes under the related Purchase Agreement.

“Initial Notes” means (1) $300,000,000 aggregate principal amount of 9% Senior Notes due 2017 issued on the Issue Date and (2) Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto, and shall initially be the Trustee.

“Purchase Agreement” means (1) with respect to the Initial Notes issued on the Issue Date, the Purchase Agreement dated October 21, 2009, among the Issuers, the Note Guarantors, Parent and the Initial Purchasers, and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Issuers, the Note Guarantors, Parent and the Persons purchasing or underwriting such Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Issuers, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Registration Rights Agreement” means (1) with respect to the Initial Notes issued on the Issue Date, the Registration Rights Agreement dated October 26, 2009, among the Initial Purchasers, the Issuers and the Note Guarantors and (2) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Issuers, the Note Guarantors and the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.

“Securities Act” means the Securities Act of 1933.

“Shelf Registration Statement” means the registration statement filed by the Issuers in connection with the offer and sale of Initial Notes pursuant to a Registration Rights Agreement.

“Transfer Restricted Notes” means Notes that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

2

1.2 Other Definitions

Term	Defined in Section:
“Agent Members”	2.1(b)

“Global Notes”	2.1(a)

“IAI Global Note”	2.1(a)

“Permanent Regulation S Global Note”	2.1(a)

“Regulation S”	2.1(a)

“Regulation S Global Note”	2.1(a)

“Rule 144A”	2.1(a)

“Rule 144A Global Note”	2.1(a)

“Temporary Regulation S Global Note”	2.1(a)

2. The Notes.

2.1(a) Form and Dating. The Initial Notes will be offered and sold by the Issuers pursuant to a Purchase Agreement. The Initial Notes will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Notes may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”); Initial Notes subsequently resold to IAIs shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “IAI Global Note”); and Initial Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in fully registered form (collectively, the “Temporary Regulation S Global Note”), in each case without interest coupons and with the global securities legend and the restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Notes Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuers and authenticated by the Trustee as provided in this Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in a Temporary Regulation S Global Note will not be exchangeable for interests in a Rule 144A Global Note, an IAI Global Note, a

3

permanent global security (a “Permanent Regulation S Global Note”, and together with the Temporary Regulation S Global Note, the “Regulation S Global Note”) or any other Note prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Note, an IAI Global Note or a Permanent Regulation S Global Note only upon certification in form reasonably satisfactory to the Trustee that (i) beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act and (ii) in the case of an exchange for an IAI Global Note, certification that the interest in the Temporary Regulation S Global Note is being transferred to an institutional “accredited investor” under the Securities Act that is an institutional accredited investor acquiring the securities for its own account or for the account of an institutional accredited investor.

Beneficial interests in Regulation S Global Notes or IAI Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Note or the IAI Global Note, as applicable, first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Regulation S Global Note or the IAI Global Note, as applicable, is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

Beneficial interests in Regulation S Global Notes and Rule 144A Global Notes may be exchanged for an interest in IAI Global Notes if (1) such exchange occurs in connection with a transfer of the securities in compliance with an exemption under the Securities Act and (2) the transferor of the Regulation S Global Note or Rule 144A Global Note, as applicable, first delivers to the Trustee a written certificate (substantially in the form of Exhibit B to this Indenture) to the effect that (A) the Regulation S Global Note or Rule 144A Global Note, as applicable, is being transferred (a) to an “accredited investor” within the meaning of 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional investor acquiring the securities for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the securities of $250,000 (or, if less than $250,000, that furnishes an opinion of counsel acceptable to the Issuers that such transfer is in compliance with the Securities Act), for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Note or an IAI Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form set forth on the reverse of the Note) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

4

The Rule 144A Global Notes, the IAI Global Notes, the Temporary Regulation S Global Notes and the Permanent Regulation S Global Notes are collectively referred to herein as “Global Notes”. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

The Issuers shall execute and the Trustee shall, in accordance with this Section 2.1(b) and Section 2.2, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Issuers, the Trustee and any agent of the Issuers or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c) Definitive Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $300 million of 9% Senior Notes due 2017, (2) any Additional Notes for an original issue in an aggregate principal amount specified in the written order of the Issuers pursuant to Section 2.02 of this Indenture and (3) Exchange Notes for issue only in a Registered Exchange Offer pursuant to a Registration Rights Agreement, for a like principal amount of Initial Notes, in each case upon a written order of the Issuers signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Issuers. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 2.13 of this Indenture, shall certify that such issuance is in compliance with Section 4.03 of this Indenture.

2.3 Transfer and Exchange.

5

(a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(x)	to register the transfer of such Definitive Notes; or

(y)	to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Notes are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Notes are being transferred to the Issuers, a certification to that effect; or

(C) if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the registration requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Issuers so request, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note, an IAI Global Note or a Permanent Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

6

(i) certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Permanent Regulation S Global Note; and

(ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Note (in the case of a transfer pursuant to clause (b)(1)(B)) or Permanent Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(C)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes, IAI Global Notes or Permanent Regulation S Global Notes, as applicable, are then outstanding, the Issuers shall issue and the Trustee shall authenticate, upon written order of the Issuers in the form of an Officers’ Certificate of the Issuers, a new Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial

7

interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuers.

(d) Restrictions on Transfer of Temporary Regulation S Global Notes. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (1) to the Issuers, (2) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note), (4) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of Notes of $250,000 or, if less than $250,000, that furnishes an opinion of counsel acceptable to the Issuers that such transfer is in compliance with the Securities Act, or (5) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.

8

(e) Legend.

(i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

THE NOTE EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH NOTE MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (1) (a) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH IS ATTACHED AS EXHIBIT B TO THE INDENTURE AND CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED

9

UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

Each Definitive Note shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(iii) After a transfer of any Initial Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes, all requirements pertaining to legends on such Initial Note will cease to apply, the requirements requiring any such Initial Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note or an Initial Note in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Notes upon exchange of such transferring Holder’s certificated Initial Note or directions to transfer such Holder’s interest in the Global Note, as applicable.

(iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form, in each case without the restricted securities legend set forth in

10

Exhibit 1 hereto, will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

(f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(g) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

11

2.4 Definitive Notes.

(a) A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Issuers that it is unwilling or unable to continue as Depository for such Global Note and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act and, in either case, a successor depository is not appointed by the Issuers within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Issuers, in their sole discretion, notify the Trustee in writing that they elect to cause the issuance of Definitive Notes under this Indenture.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $1,000 principal amount (subject to the $2,000 minimum denomination) and any integral multiple thereof and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit 1 hereto.

(c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Issuers shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. In the event that such Definitive Notes are not issued, the Issuers expressly acknowledge, with respect to the right of any Holder to pursue a remedy pursuant to Article 6 of this Indenture, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Definitive Notes had been issued.

12

EXHIBIT 1

to

RULE 144A/REGULATION S/IAI APPENDIX

[FORM OF FACE OF INITIAL NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF NOTES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Notes Legend]

THE NOTE EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE

HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH NOTE MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (1) (a) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH IS ATTACHED AS EXHIBIT B TO THE INDENTURE AND CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

[Temporary Regulation S Global Note Legend]

EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(B)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE SOLD, PLEDGED OR TRANSFERRED ONLY (A) (1) IN THE UNITED STATES TO A PERSON WHO

2

THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (3) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a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

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN AN IAI GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH AN EXEMPTION UNDER THE SECURITIES ACT AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT

3

THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a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

BENEFICIAL INTERESTS IN A RULE 144A GLOBAL NOTE OR AN IAI GLOBAL NOTE MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL NOTE, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

4

CUSIP [            ]

ISIN [            ]1

No.	$

9% Senior Note due 2017

Boise Paper Holdings, L.L.C., a Delaware limited liability company, and Boise Finance Company, a Delaware corporation, promise to pay to [•], or registered assigns, the principal sum of $[•] [(as such sum may be increased or decreased as reflected on the Schedule of Increases or Decreases in Global Note attached hereto)] on November 1, 2017.

Interest Payment Dates: May 1 and November 1; commencing May 1, 2010.

Record Dates: April 15 and October 15.

Additional provisions of this Note are set forth on the other side of this Note.

[1]	144A CUSIP: 09747F AA3

144A ISIN: US09747FAA30

Regulation S CUSIP: U77439 AA2

Regulation S ISIN: USU77439AA26

IAI CUSIP: 09747F AB1

IAI ISIN: US09747FAB13

5

IN WITNESS HEREOF, Boise Paper Holdings, L.L.C. and Boise Finance Company have caused this instrument to be duly executed.

BOISE PAPER HOLDINGS, L.L.C.,

by
Name:
Title:

by
Name:
Title:

BOISE FINANCE COMPANY,

by
Name:
Title:

by
Name:
Title:

6

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Notes referred to in the Indenture.

by
Authorized Signatory

Dated:

7

[FORM OF REVERSE SIDE OF INITIAL NOTE]

9% Senior Note due 2017

1.	Interest

Boise Paper Holdings, L.L.C., a Delaware limited liability company, and Boise Finance Company, a Delaware corporation (together, and with their successors and assigns under the Indenture hereinafter referred to, the “Issuers”), promise to pay interest on the principal amount of this Note at the rate per annum shown above; provided, however, in the event that either the exchange offer is not completed or the shelf registration statement has not become effective, in either case, as required pursuant to the terms of the Registration Rights Agreement, on or prior to October 26, 2010, additional interest will accrue on this Note at a rate of 0.25% per annum for the first 90-day period immediately following October 26, 2010 and an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until such exchange offer is completed or such shelf registration statement becomes effective or the obligation to conduct such exchange offer and/or file such shelf registration statement terminates pursuant to the terms of the Registration Rights Agreement, at which time, in each case, the interest rate on this Note shall revert to the original interest rate; provided that in no event will such additional interest exceed 1.00% per annum. The Issuers will pay interest semiannually in arrears on May 1 and November 1 of each year, commencing May 1, 2010. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 26, 2009. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuers will pay interest on overdue principal at the rate borne by this Note plus 1.0% per annum, and will pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	Method of Payment

The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Issuers will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

8

3.	Paying Agent and Registrar

Initially, Wells Fargo Bank, National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuers or any of their domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.	Indenture

The Issuers issued the Notes under an Indenture dated as of October 26, 2009 (the “Indenture”), among the Issuers, the Note Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of those terms. To the extent any provision of the Notes conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes are general unsecured obligations of the Issuers. The Issuers shall be entitled, subject to their compliance with Section 4.03 of the Indenture, to issue Additional Notes pursuant to Section 2.13 of the Indenture. The Initial Notes issued on the Issue Date, any Additional Notes and all Exchange Notes issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of BZ Holdings, the Issuers and the other Restricted Subsidiaries of BZ Holdings to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of their assets and the assets of their subsidiaries; and incur liens. These covenants are subject to important exceptions and qualifications.

5.	Optional Redemption

Except as set forth below, the Issuers shall not be entitled to redeem the Notes.

On and after November 1, 2013, the Issuers shall be entitled at their option to redeem all or a portion of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on November 1 of the years set forth below:

9

Period	Redemption Price
2013	104.50%
2014	102.25%
2015 and thereafter	100.00%

In addition, prior to November 1, 2012, the Issuers shall be entitled at their option on one or more occasions to redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 109%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Qualified Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Issuers or their Affiliates); and (2) each such redemption occurs within 180 days after the date of the related Qualified Equity Offering.

Prior to November 1, 2013, the Issuers shall be entitled at their option to redeem all or a portion of the Notes (which includes Additional Notes, if any) at a redemption price equal to the sum of 100% of the principal amount of the Notes (which includes Additional Notes, if any) plus the applicable Make-Whole Amount (as defined in the Indenture) as of the redemption date, if any, and accrued and unpaid interest to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The Issuers shall cause notice of such redemption to be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

6.	Mandatory Redemption

The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.	Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000 (subject to the $2,000 minimum denomination). If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

10

8.	Put Provisions

Upon a Change of Control, any Holder of Notes will have the right to require the Issuers to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture. In addition, in the event of certain Asset Dispositions, the Issuers may be required to use the proceeds thereof to make an offer to the Holders to purchase Notes at a purchase price of 100% of their principal amount, plus accrued but unpaid interest, in accordance with the procedures set forth in the Indenture.

9.	Guarantee

The payment by the Issuers of the principal of, and premium and interest on, the Notes and other obligations under the Indenture is fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the Note Guarantors to the extent set forth in the Indenture.

10.	Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or 15 days before an interest payment date.

11.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

12.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

11

13.	Discharge and Defeasance

Subject to certain conditions, the Issuers at any time shall be entitled to terminate some or all of their obligations under the Notes and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

14.	Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Notes, the Issuers, the Note Guarantors and the Trustee shall be entitled to amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes, including Subsidiary Guarantees, or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Issuers or the Note Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder of Notes, or to conform the text of the Indenture, the Notes or any Note Guarantee to any provision contained in the Offering Memorandum under the heading “Description of notes”, or to release a Note Guarantor from its obligations under its Note Guarantee or the Indenture in accordance with the applicable provisions of the Indenture, or to provide for the issuance of Additional Notes in accordance with the applicable provisions of the Indenture, or to comply with the rules of any applicable securities depository, or to make amendments to provisions of the Indenture relating to the transfer and legending of the Notes.

15.	Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Notes; (b) default in payment of principal on the Notes at maturity, upon redemption pursuant to paragraph 5 of the Notes, upon acceleration or otherwise, or failure by the Issuers to purchase Notes when required; (c) failure by the Issuers or any Note Guarantor to comply with other agreements in the Indenture or the Notes, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of an Issuer, any Note Guarantor or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $30 million; (e) certain events of bankruptcy or insolvency with respect to the Issuers, the Note Guarantors and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $30 million; and (g) certain defaults with respect to Note Guarantees. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately.

12

Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is not opposed to the interest of the Holders.

16.	Trustee Dealings with the Issuers

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

17.	No Recourse Against Others

A director, officer, employee, incorporator or equity holder, as such, of an Issuer, any Note Guarantor or the Trustee shall not have any liability for any obligations of an Issuer or any Note Guarantor under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19.	Abbreviations

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.	CUSIP and ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP and ISIN numbers to be printed on the Notes and have directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice

13

of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.	Holders’ Compliance with Registration Rights Agreement.

Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement in respect of the Notes, including the obligations of the Holders with respect to a registration and the indemnification of the Issuers to the extent provided for therein.

22.	Governing Law.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuers will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to: 1111 West Jefferson Street, Suite 200, Boise, Idaho 83702-5388, (fax: (208) 384-7945); Attention: General Counsel.

14

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint [•] agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

_______________________________________________________________________________________________________

Date: __________                     Your Signature: ________________________________________________________________

_______________________________________________________________________________________________________

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuers or any Affiliate of the Issuers, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	to the Issuers; or

(1) ☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(2) ☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

15

(3) ☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933 in compliance with Rule 904 under the Securities Act of 1933; or

(4) ☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

(5) ☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements and, if required, an opinion of counsel.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

________________________________________________________________________________________________________

16

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: _______________
	Notice:	To be executed by an executive officer

17

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

18

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.06 or 4.09 of the Indenture, check the box: ☐

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount: $[•]

Dated: _______________	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

19

EXHIBIT A

[FORM OF FACE OF EXCHANGE NOTE]*

*	[If the Note is to be issued in global form add the Global Notes Legend from Exhibit 1 of the Rule 144A/Regulation S/IAI Appendix and the attachment from such Exhibit 1 captioned “[TO BE ATTACHED TO GLOBAL NOTES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE”.]

CUSIP 09747 AC9

ISIN US09747AC95

No. ______	$	______

9% Senior Note due 2017

Boise Paper Holdings, L.L.C., a Delaware limited liability company, and Boise Finance Company, a Delaware corporation, promise to pay to [•], or registered assigns, the principal sum of $[•] [(as such sum may be increased or decreased as reflected on the Schedule of Increases or Decreases in Global Note attached hereto)] on November 1, 2017.

Interest Payment Dates: May 1 and November 1; commencing May 1, 2010.

Record Dates: April 15 and October 15.

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS HEREOF, Boise Paper Holdings, L.L.C. and Boise Finance Company have caused this instrument to be duly executed.

BOISE PAPER HOLDINGS, L.L.C.,

by
Name:
Title:

by
Name:
Title:

BOISE FINANCE COMPANY,

by
Name:
Title:

by
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Notes referred to in the Indenture.

by
Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF EXCHANGE NOTE]

9% Senior Note due 2017

1.	Interest

Boise Paper Holdings, L.L.C., a Delaware limited liability company, and Boise Finance Company, a Delaware corporation (together, and with their successors and assigns under the Indenture hereinafter referred to, the “Issuers”), promise to pay interest on the principal amount of this Note at the rate per annum shown above[; provided, however, in the event that either the exchange offer is not completed or the shelf registration statement has not become effective, in either case, as required pursuant to the terms of the Registration Rights Agreement, on or prior to October 26, 2010, additional interest will accrue on this Note at a rate of 0.25% per annum for the first 90-day period immediately following October 26, 2010 and an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until such exchange offer is completed or such shelf registration statement becomes effective or the obligation to conduct such exchange offer and/or file such shelf registration statement terminates pursuant to the terms of the Registration Rights Agreement, at which time, in each case, the interest rate on this Note shall revert to the original interest rate; provided that in no event will such additional interest exceed 1.00% per annum]1. The Issuers will pay interest semiannually in arrears on May 1 and November 1 of each year, commencing May 1, 2010. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 26, 2009. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuers will pay interest on overdue principal at the rate borne by this Note plus 1.0% per annum, and will pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	Method of Payment

The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Issuers will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment

[1]	Insert if at the date of issuance of the Exchange Note any additional interest has accrued pursuant to the Registration Rights Agreement with respect to the related Initial Notes during the interest period in which such date of issuance occurs.

by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, Wells Fargo Bank, National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuers or any of their domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.	Indenture

The Issuers issued the Notes under an Indenture dated as of October 26, 2009 (the “Indenture”), among the Issuers, the Note Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of those terms. To the extent any provision of the Notes conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes are general unsecured obligations of the Issuers. The Issuers shall be entitled, subject to their compliance with Section 4.03 of the Indenture, to issue Additional Notes pursuant to Section 2.13 of the Indenture. The Initial Notes issued on the Issue Date, any Additional Notes and all Exchange Notes issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of BZ Holdings, the Issuers and the other Restricted Subsidiaries of BZ Holdings to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of their assets and the assets of their subsidiaries; and incur liens. These covenants are subject to important exceptions and qualifications.

5.	Optional Redemption

Except as set forth below, the Issuers shall not be entitled to redeem the Notes.

On and after November 1, 2013, the Issuers shall be entitled at their option to redeem all or a portion of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on November 1 of the years set forth below:

Period	Redemption Price
2013	104.50%
2014	102.25%
2015 and thereafter	100.00%

In addition, prior to November 1, 2012, the Issuers shall be entitled at their option on one or more occasions to redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 109%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Qualified Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Issuers or their Affiliates); and (2) each such redemption occurs within 180 days after the date of the related Qualified Equity Offering.

Prior to November 1, 2013, the Issuers shall be entitled at their option to redeem all or a portion of the Notes (which includes Additional Notes, if any) at a redemption price equal to the sum of 100% of the principal amount of the Notes (which includes Additional Notes, if any) plus the applicable Make-Whole Amount (as defined in the Indenture) as of the redemption date, if any, and accrued and unpaid interest to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The Issuers shall cause notice of such redemption to be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

6.	Mandatory Redemption

The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.	Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000 (subject to the $2,000 minimum denomination). If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

8.	Put Provisions

Upon a Change of Control, any Holder of Notes will have the right to require the Issuers to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture. In addition, in the event of certain Asset Dispositions, the Issuers may be required to use the proceeds thereof to make an offer to the Holders to purchase Notes at a purchase price of 100% of their principal amount, plus accrued but unpaid interest, in accordance with the procedures set forth in the Indenture.

9.	Guarantee

The payment by the Issuers of the principal of, and premium and interest on, the Notes and other obligations under the Indenture is fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the Note Guarantors to the extent set forth in the Indenture.

10.	Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or 15 days before an interest payment date.

11.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

12.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

13.	Discharge and Defeasance

Subject to certain conditions, the Issuers at any time shall be entitled to terminate some or all of their obligations under the Notes and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

14.	Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Notes, the Issuers, the Note Guarantors and the Trustee shall be entitled to amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes, including Subsidiary Guarantees, or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Issuers or the Note Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder of Notes, or to conform the text of the Indenture, the Notes or any Note Guarantee to any provision contained in the Offering Memorandum under the heading “Description of notes”, or to release a Note Guarantor from its obligations under its Note Guarantee or the Indenture in accordance with the applicable provisions of the Indenture, or to provide for the issuance of Additional Notes in accordance with the applicable provisions of the Indenture, or to comply with the rules of any applicable securities depository, or to make amendments to provisions of the Indenture relating to the transfer and legending of the Notes.

15.	Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Notes; (b) default in payment of principal on the Notes at maturity, upon redemption pursuant to paragraph 5 of the Notes, upon acceleration or otherwise, or failure by the Issuers to purchase Notes when required; (c) failure by the Issuers or any Note Guarantor to comply with other agreements in the Indenture or the Notes, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of an Issuer, any Note Guarantor or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $30 million; (e) certain events of bankruptcy or insolvency with respect to the Issuers, the Note Guarantors and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $30 million; and (g) certain defaults with respect to Note Guarantees. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately.

Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is not opposed to the interest of the Holders.

16.	Trustee Dealings with the Issuers

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

17.	No Recourse Against Others

A director, officer, employee, incorporator or equity holder, as such, of an Issuer, any Note Guarantor or the Trustee shall not have any liability for any obligations of an Issuer or any Note Guarantor under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19.	Abbreviations

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.	CUSIP and ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP and ISIN numbers to be printed on the Notes and have directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

[20.	Holders’ Compliance with Registration Rights Agreement.

Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement in respect of the Notes, including the obligations of the Holders with respect to a registration and the indemnification of the Issuers to the extent provided for therein.]2

21.	Governing Law.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuers will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to: 1111 West Jefferson Street, Suite 200, Boise, Idaho 83702-5388, (fax: (208) 384-7945); Attention: General Counsel.

[2]	Delete if this Note is not being issued in exchange for an Initial Note.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

            (Print or type assignee’s name, address and zip code)

            (Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint [•] agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

_______________________________________________________________________________________________________

Date: __________                     Your Signature: ________________________________________________________________

_______________________________________________________________________________________________________

Sign exactly as your name appears on the other side of this Note.

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.06 or 4.09 of the Indenture, check the box: ☐

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount: $[•]

Dated:	________________	Your Signature:

(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

Form of

Transferee Letter of Representation

[    ]

In care of

Wells Fargo Bank — DPS Reorg.

MAC N9303-121

608 2nd Avenue South

Minneapolis, MN 55479

Fax No.: (866) 969-1290

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[    ] principal amount of the 9% Senior Notes due 2017 (the “Notes”) of Boise Paper Holdings, L.L.C. and Boise Finance Company (the “Issuers”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name: ________________________

Address: ______________________

Taxpayer ID Number: ____________

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes (or, if less than $250,000, we are furnishing herewith an opinion of counsel that such purchase is in compliance with the Securities Act), and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Issuers were or any affiliate of the Issuers was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) to the Issuers, (ii) in the United States to a person whom the seller reasonably believes is a “qualified institutional buyer” in a transaction meeting the requirements of Rule 144A, (iii) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Notes of $250,000 (or, if less than $250,000, that furnishes an opinion of counsel acceptable to the Issuers that such transfer is in compliance with the Securities Act), (iv) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi), subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuers and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuers and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuers and the Trustee.

TRANSFEREE: _________________,

by:

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 19, 2010, among Boise Co-Issuer Company, a Delaware Corporation (the “Guaranteeing Subsidiary”), a subsidiary of Boise Paper Holdings, L.L.C., a Delaware limited liability company (“Boise Paper Holdings”), Boise Paper Holdings, Boise Finance Company, a Delaware corporation (“Boise Finance” and, together with Boise Paper Holdings, the “Issuers”), the other Note Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture, dated as of October 26, 2009 (the “Indenture”), providing for the issuance of 9% Senior Notes due 2017 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall guarantee the Issuers’ obligations with respect to the Notes and the Indenture on the same terms and conditions as those set forth in the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee agree as for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

(a) Along with all Note Guarantors named in the Indenture, the Guaranteeing Subsidiary hereby unconditionally and irrevocably guarantees, jointly and severally with all Note Guarantors named in the Indenture, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuers under the Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuers under the Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). The Guaranteeing Subsidiary further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such

Guaranteeing Subsidiary and that such Guaranteeing Subsidiary shall remain bound under this Supplemental Indenture notwithstanding any extension or renewal of any Obligation.

(b) The Guaranteeing Subsidiary waives presentation to, demand of, payment from and protest to the Issuers of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. The Guaranteeing Subsidiary waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of the Guaranteeing Subsidiary hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person (including any Note Guarantor) under the Indenture, the Notes or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Notes or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 10.06 of the Indenture, any change in the ownership of such Guaranteeing Subsidiary.

The Guaranteeing Subsidiary further agrees that its Note Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(c) Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06 of the Indenture, the obligations of the Guaranteeing Subsidiary hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guaranteeing Subsidiary herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guaranteeing Subsidiary or would otherwise operate as a discharge of the Guaranteeing Subsidiary as a matter of law or equity.

(d) The Guaranteeing Subsidiary further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuers or otherwise.

(e) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Note Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, the Guaranteeing Subsidiary hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such

Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Issuers to the Holders and the Trustee.

(f) The Guaranteeing Subsidiary agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. The Guaranteeing Subsidiary further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of such Guaranteeing Subsidiary’s Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6 of the Indenture, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guaranteeing Subsidiary for the purposes of this Section.

(g) The Guaranteeing Subsidiary also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Supplemental Indenture.

3. Limitation on Liability. Any term or provision of this Supplemental Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed under the Indenture by any Note Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering the Indenture, as it relates to such Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

4. Successors and Assigns. This Supplemental Indenture shall be binding upon the Guaranteeing Subsidiary and its successors and assigns and shall enure to the benefit of the successors and assigns of the Guaranteeing Subsidiary, the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Supplemental Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Supplemental Indenture.

5. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Supplemental Indenture shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture at law, in equity, by statute or otherwise.

6. Modification. No modification, amendment or waiver of any provision of this Supplemental Indenture, nor the consent to any departure by any Note Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Note Guarantor in any case shall entitle such Note Guarantor to any other or further notice or demand in the same, similar or other circumstances.

7. Release of Subsidiary Guarantor. The Guaranteeing Subsidiary shall be released automatically from its obligations under this Supplemental Indenture (other than any obligation that may have arisen under Section 8) upon:

(1) the sale or other disposition (including by way of consolidation or merger) of the Guaranteeing Subsidiary, including the sale or disposition of Capital Stock of the Guaranteeing Subsidiary, following which the Guaranteeing Subsidiary is no longer a Subsidiary of BZ Holdings; or

(2) the sale or disposition of all or substantially all the assets of the Guaranteeing Subsidiary;

provided, however, that in the case of clauses (1) and (2) above, (i) such sale or other disposition is made to a Person other than BZ Holdings or an Affiliate of BZ Holdings, (ii) such sale or disposition is otherwise permitted by the Indenture and (iii) the Issuers provide an Officers’ Certificate to the Trustee to the effect that the Issuers and BZ Holdings shall comply with their obligations under Section 4.06 of the Indenture. The Subsidiary Guarantee of the Guaranteeing Subsidiary also shall be automatically released:

(1) upon the designation of the Guaranteeing Subsidiary as an Unrestricted Subsidiary;

(2) upon the release or discharge of any Guarantee or other Indebtedness that resulted in the creation after the Issue Date of the Guarantee of the Notes by the Guaranteeing Subsidiary pursuant to Section 4.11 of the Indenture; or

(3) if the Issuers exercise their legal defeasance option or their covenant defeasance option under Section 8.01 of the Indenture or if their obligations under the Indenture are discharged in accordance with the terms of the Indenture.

At the request of the Issuers, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

8. Contribution. Each Note Guarantor (including the Guaranteeing Subsidiary) that makes a payment under its Note Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under the Indenture to a contribution from each other Note Guarantor in an amount equal to such other Note Guarantor’s pro rata portion of such payment based on the respective net assets of all the Note Guarantors at the time of such payment determined in accordance with GAAP.

9. No Recourse Against Others. A director, officer, employee, incorporator or equity holder, as such, of the Guaranteeing Subsidiary shall not have any liability for any obligations of an Issuer under the Notes, the Indenture or this Supplemental Indenture or of any Note Guarantor under its Note Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

10. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

11. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

12. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

The Issuers

BOISE FINANCE COMPANY,

By:	/s/ Robert M. McNutt
	Name:	Robert M. McNutt
	Title:	Senior Vice President & Chief Financial Officer

BOISE PAPER HOLDINGS, L.L.C.,

By:	/s/ Robert M. McNutt
	Name:	Robert M. McNutt
	Title:	Senior Vice President & Chief Financial Officer

The Guaranteeing Subsidiary

BOISE CO-ISSUER COMPANY,

By:	/s/ Robert M. McNutt
	Name:	Robert M. McNutt
	Title:	Senior Vice President & Chief Financial Officer

Other Guarantors

B C T, INC.,

By:	/s/ Robert M. McNutt
	Name:	Robert M. McNutt
	Title:	Senior Vice President & Chief Financial Officer

BEMIS CORPORATION,

By:	/s/ Robert M. McNutt
	Name:	Robert M. McNutt
	Title:	Senior Vice President & Chief Financial Officer

BOISE CASCADE TRANSPORTATION HOLDINGS CORP.,

By:	/s/ Robert M. McNutt
	Name:	Robert M. McNutt
	Title:	Senior Vice President & Chief Financial Officer

BOISE PACKAGING & NEWSPRINT, L.L.C.,

By:	/s/ Robert M. McNutt
	Name:	Robert M. McNutt
	Title:	Senior Vice President & Chief Financial Officer

BOISE WHITE PAPER HOLDINGS CORP.,

By:	/s/ Robert M. McNutt
	Name:	Robert M. McNutt
	Title:	Senior Vice President & Chief Financial Officer

BOISE WHITE PAPER, L.L.C.,

By:	/s/ Robert M. McNutt
	Name:	Robert M. McNutt
	Title:	Senior Vice President & Chief Financial Officer

BOISE WHITE PAPER SALES CORP.,

By:	/s/ Robert M. McNutt
	Name:	Robert M. McNutt
	Title:	Senior Vice President & Chief Financial Officer

BZ INTERMEDIATE HOLDINGS LLC,

By:	/s/ Robert M. McNutt
	Name:	Robert M. McNutt
	Title:	Senior Vice President & Chief Financial Officer

INTERNATIONAL FALLS POWER COMPANY,

By:	/s/ Robert M. McNutt
	Name:	Robert M. McNutt
	Title:	Senior Vice President & Chief Financial Officer

MINNESOTA, DAKOTA & WESTERN RAILWAY COMPANY,

By:	/s/ Robert M. McNutt
	Name:	Robert M. McNutt
	Title:	Senior Vice President & Chief Financial Officer

The Trustee

WELLS FARGO BANK, NATIONAL ASSOCIATION, as TRUSTEE,

By:	/s/ Raymond Delli Colli
	Name:	Raymond Delli Colli
	Title:	Vice President

Boise Paper Holdings, L.L.C.

Second Supplemental Indenture in Respect of Subsidiary Guarantee

SECOND SUPPLEMENTAL INDENTURE, dated as of March 8, 2011 (this “Supplemental Indenture”), among (i) Tharco Packaging, Inc., a Delaware corporation, (ii) Tharco Containers, Inc., a Colorado corporation, (iii) Tharco Containers Texas, Inc., a Delaware corporation, and (iv) Design Packaging, Inc., a Georgia corporation (each, “Subsidiary Guarantor”), Boise Paper Holdings, L.L.C., a limited liability company duly organized and existing under the laws of the State of Delaware (the “Company”), Boise Finance Company, a Delaware corporation (together with the Company, “Issuers”), the other Note Guarantors (as defined in the Indenture referred to herein), and Wells Fargo Bank, National Association, a national banking association, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Issuers, the Note Guarantors, and the Trustee have heretofore become parties to an Indenture, dated as of October 26, 2009 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 9% Senior Notes of the Company due 2017 (the “Notes”);

WHEREAS, Section 4.11 of the Indenture provides that the Company is required to cause each Subsidiary Guarantor to execute and deliver to the Trustee a Supplemental Indenture pursuant to which such Subsidiary Guarantor shall guarantee the Company’s Obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein and in the Indenture;

WHEREAS, each Subsidiary Guarantor desires to enter into such Supplemental Indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such Subsidiary Guarantor is dependent on the financial performance and condition of the Company, the obligations hereunder of which such Subsidiary Guarantor has guaranteed, and on such Subsidiary Guarantor’s access to working capital through the Company’s access to revolving credit borrowings under the Senior Credit Agreements; and

WHEREAS, pursuant to Sections 4.11 and 9.01 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Subsidiary Guarantor, the Issuers, the Note Guarantors, and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2. Subsidiary Guarantee. Each Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors and fully and unconditionally, to guarantee the Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Subsidiary Guarantor.

3. Termination, Release and Discharge. Each Subsidiary Guarantor’s Subsidiary Guarantee shall terminate and be of no further force or effect, and each Subsidiary Guarantor shall be released and discharged from all obligations in respect of such Subsidiary Guarantee, as and when provided in Section 10.06 of the Indenture.

4. Parties. Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of each Subsidiary Guarantor’s Subsidiary Guarantee or any provision contained herein or in the Indenture.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

6. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

7. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

8. Headings. The Section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

(Signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

SUBSIDIARY GUARANTORS:

THARCO PACKAGING, INC., as Subsidiary Guarantor

By:	/s/ Karen E. Gowland
Name:	Karen E. Gowland
Title:	Senior Vice President

THARCO CONTAINERS, INC., as Subsidiary Guarantor

By:	/s/ Karen E. Gowland
Name:	Karen E. Gowland
Title:	Senior Vice President

THARCO CONTAINERS TEXAS, INC., as Subsidiary Guarantor

By:	/s/ Karen E. Gowland
Name:	Karen E. Gowland
Title:	Senior Vice President

DESIGN PACKAGING, INC., as Subsidiary Guarantor

By:	/s/ Karen E. Gowland
Name:	Karen E. Gowland
Title:	Senior Vice President

(Issuer Signature Page follows)

ISSUERS:

BOISE PAPER HOLDINGS, L.L.C., as Issuer

By:	/s/ Bernadette Madarieta
Name:	Bernadette Madarieta
Title:	Vice President & Controller

BOISE FINANCE COMPANY, as Issuer

By:	/s/ Bernadette Madarieta
Name:	Bernadette Madarieta
Title:	Vice President & Controller

(Guarantor Signature Pages follow)

NOTE GUARANTORS:

BZ INTERMEDIATE HOLDINGS L.L.C., as Note Guarantor

By:	/s/ Bernadette Madarieta
	Name:	Bernadette Madarieta
	Title:	Vice President & Controller

BCT, INC., as Note Guarantor

By:	/s/ Bernadette Madarieta
	Name:	Bernadette Madarieta
	Title:	Vice President & Controller

BEMIS CORPORATION, as Note Guarantor

By:	/s/ Bernadette Madarieta
	Name:	Bernadette Madarieta
	Title:	Vice President & Controller

BOISE CASCADE TRANSPORTATION HOLDINGS CORP., as Note Guarantor

By:	/s/ Bernadette Madarieta
	Name:	Bernadette Madarieta
	Title:	Vice President & Controller

BOISE PACKAGING & NEWSPRINT, L.L.C., as Note Guarantor

By:	/s/ Bernadette Madarieta
	Name:	Bernadette Madarieta
	Title:	Vice President & Controller

BOISE WHITE PAPER HOLDINGS CORP., as Note Guarantor

By:	/s/ Bernadette Madarieta
	Name:	Bernadette Madarieta
	Title:	Vice President & Controller

BOISE WHITE PAPER L.L.C., as Note Guarantor

By:	/s/ Bernadette Madarieta
	Name:	Bernadette Madarieta
	Title:	Vice President & Controller

BOISE WHITE PAPER SALES CORP., as Note Guarantor

By:	/s/ Bernadette Madarieta
	Name:	Bernadette Madarieta
	Title:	Vice President & Controller

INTERNATIONAL FALLS POWER COMPANY, as Note Guarantor

By:	/s/ Bernadette Madarieta
	Name:	Bernadette Madarieta
	Title:	Vice President & Controller

MINNESOTA, DAKOTA & WESTERN RAILWAY COMPANY, as Note Guarantor

By:	/s/ Bernadette Madarieta
	Name:	Bernadette Madarieta
	Title:	Vice President & Controller

(Trustee Signature Page follows)

THE TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond Delli Colli
	Name:	Raymond Delli Colli
	Title:	Vice President